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                                                                   EXHIBIT 10.20


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                               ONE FINANCIAL PLAZA

                              STANDARD OFFICE LEASE

                                       FOR

                         JACOBS ENGINEERING GROUP, INC.

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                               ONE FINANCIAL PLAZA
                              STANDARD OFFICE LEASE

                                TABLE OF CONTENTS

ARTICLE    INDEX                                                         PAGE
-------    -----                                                         ----

ARTICLE 1. PARTIES AND REFERENCE DATA .................................    1

ARTICLE 2. DEMISING CLAUSE ............................................    5

ARTICLE 3. TERM AND POSSESSION ........................................    5

ARTICLE 4. RENT .......................................................    7

ARTICLE 5. INTENTIONALLY OMITTED ......................................    9

ARTICLE 6. PERMITTED USE ..............................................    9

ARTICLE 7. SERVICES ...................................................   10

ARTICLE 8. SUBLETTING AND ASSIGNMENT ..................................   12

ARTICLE 9. QUIET POSSESSION AND SUBORDINATION .........................   13

ARTICLE 10. LANDLORD'S RESERVED RIGHTS ................................   13

ARTICLE 11. ALTERATIONS AND IMPROVEMENTS ..............................   14

ARTICLE 12. REPAIRS AND REPLACEMENTS ..................................   15

ARTICLE 13. DESTRUCTION OR DAMAGE .....................................   16

ARTICLE 14. EMINENT DOMAIN ............................................   16

ARTICLE 15. HOLDING OVER ..............................................   17

ARTICLE 16. SURRENDER OF POSSESSION ...................................   17

ARTICLE 17. DEFAULT AND REMEDIES ......................................   18

ARTICLE 18. BANKRUPTCY ................................................   20

ARTICLE 19. INSURANCE AND WAIVER OF RECOVERY ..........................   21

ARTICLE 20. TAXES ON TENANT'S PROPERTY ................................   22

ARTICLE 21. AMERICANS WITH DISABILITIES ACT ...........................   23

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ARTICLE 22. HAZARDOUS MATERIALS .......................................   23

ARTICLE 23. GENERAL PROVISIONS ........................................   24


Exhibit A             Floor Plan

Exhibit A-1           Signage Location Plan

Exhibit B             Intentionally Omitted

Exhibit C             Work to be Performed on the Premises
                      Schedule 1 - Landlord's "White-Box" Work

Exhibit D             Building Rules

Exhibit E             Lease Commencement Agreement

Exhibit F             Lien Waivers

Exhibit G             Lease Estoppel Certificate

Exhibit H             One Financial Plaza Meeting Rooms Rules and Regulations

Exhibit I             Subordination, Attornment and Non-Disturbance Agreement

Exhibit J             Reserved Parking

Addendum No. 1

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                               ONE FINANCIAL PLAZA
                              STANDARD OFFICE LEASE

                                   ARTICLE 1.
                           PARTIES AND REFERENCE DATA

                  As used in this Lease the following terms shall have the following meanings:

                  1.1. LANDLORD: EBS Building, L.L.C., a Delaware limited liability company, having as its address for notice purposes c/o
PricewaterhouseCoopers LLP, 800 Market Street, Suite 1800, St. Louis, Missouri 63101, Attn: Mr. Keith F. Cooper, Partner.

                  1.2. TENANT: Jacobs Engineering Group, Inc. having as its address for notice purposes 1111 South Arroyo Parkway, Pasadena, California 91105, Attn: John W. Prosser, Jr., with courtesy copy to Richard E. Feldman, Esq., Blackwell, Sanders, Peper, Martin, 720 Olive Street, Suite 2400, St. Louis, Missouri 63101.

                  1.3.     DATE OF THIS LEASE:                February 22, 2001

                  1.4.     TENANT'S CD SUBMITTAL DATE:        June 4, 2001
                           LANDLORD'S CD APPROVAL DATE:       June 11, 2001
                           TENANT'S SUBSEQUENT CD
                             SUBMITTAL DATE:                  June 18, 2001
                           FINAL DATE FOR APPROVED
                             CONSTRUCTION DOCUMENTS:          June 22, 2001

                  1.5.     LEASE COMMENCEMENT DATE:           October 1, 2001, subject to adjustment
                                                              in accordance with the provisions of
                                                              this Lease

                           RENT COMMENCEMENT DATE:            September 1, 2002, subject to
                                                              adjustment in accordance with the
                                                              provisions of this Lease

                           LEASE EXPIRATION DATE:             August 31, 2012, subject to adjustment
                                                              in accordance with the provisions of
                                                              this Lease

                  1.6.     TERM:                              The period commencing on the Lease
                                                              Commencement Date and ending on the
                                                              August 31, 2012, subject to adjustment
                                                              in accordance with the provisions of
                                                              this Lease.


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                  1.7.     BUILDING: the office building in the City of St.
Louis, State of Missouri, known and numbered as 501 North Broadway, St. Louis, Missouri 63102, together with the legally subdivided lot upon which it is situated (the "Real Estate"), including all facilities and improvements thereon and consisting of approximately 434,136 rentable square feet.

                  1.8. PREMISES: Landlord and Tenant hereby stipulate that the Premises consists of 161,892 rentable square feet, located on the Second, Third, Fourth and Eleventh Floors and a portion of the First Floor in the Building as depicted in Exhibits A and B of this Lease and as improved in accordance with the provisions of Exhibit C of this Lease. Landlord and Tenant hereby further stipulate and agree that the portion of the Premises located on the First Floor contains 9,999 rentable square feet, the Second Floor contains 27,877 rentable square feet, the Third Floor contains 46,008 rentable square feet, the Fourth Floor contains 46,008 rentable square feet and the Eleventh Floor contains 32,000 rentable square feet.

                  1.9. SUITE NUMBERS: 200, 300, 400, 1100 and 175, FLOOR
NUMBERS: Floors Two, Three, Four and Eleven and a portion of Floor One.

                  1.10. PERMITTED USE: Professional engineering and general office purposes only and for no other purpose without the prior written consent of Landlord.

                  1.11. ANNUAL BASE RENT AND MONTHLY BASE RENT INSTALLMENT (based upon the Premises containing 161,892 rentable square feet):

                        a. Second, Third, Fourth and Eleventh Floors (comprised of 151,893 rentable square feet, as stipulated in Section 1.8 above)

                              From 10/01/2001 - 08/31/2002; Annually None.
                              From 09/01/2002 - 08/31/2004; Annually
                              $2,582,181.00;
                                   Monthly $215,181.75, based upon a
                              base rental rate of $17.00 per rentable
                              square foot. From 09/01/2004 - 08/31/2006;
                              Annually $2,658,127.50;
                                   Monthly $221,510.62, based upon a
                              base rental rate of $17.50 per rentable
                              square foot. From 09/01/2006 - 08/31/2008;
                              Annually $2,734,074.00;
                                   Monthly $227,839.50, based upon a
                              base rental rate of $18.00 per rentable
                              square foot. From 09/01/2008 - 08/31/2010;
                              Annually $2,810,020.50;
                                   Monthly $234,168.37, based upon a
                              base rental rate of $18.50 per rentable
                              square foot. From 09/01/2010 - 08/31/2012;
                              Annually $2,885,967.00;
                                   Monthly $240,497.25, based upon a
                              base rental rate of $19.00 per rentable
                              square foot.


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                        b.    First Floor   (comprised of 9,999 rentable square
                        feet as stipulated in Section 1.8 above)

                                    From 10/01/2001 - 08/31/2002; Annually None.
                                    From 09/01/2002 - 08/31/2004; Annually
                                    $129,987.00;
                                            Monthly $10,832.25, based upon a
                                    base rental rate of $13.00 per rentable
                                    square foot. From 09/01/2004 - 08/31/2006;
                                    Annually $137,486.25;
                                            Monthly $11,457.19, based upon a
                                    base rental rate of $13.75 per rentable
                                    square foot. From 09/01/2006 - 08/31/2010;
                                    Annually $144,985.50;
                                            Monthly $12,082.13, based upon a
                                    base rental rate of $14.50 per rentable
                                    square foot. From 09/01/2010 - 08/31/2012;
                                    Annually $157,484.25;
                                            Monthly $13,123.69, based upon a
                                    base rental rate of $15.75 per rentable
                                    square foot.

The foregoing dates are subject to adjustment in accordance with the provisions of this Lease.

                  1.12. COMMERCIAL OR COMPREHENSIVE GENERAL LIABILITY INSURANCE
REQUIRED: $1,000,000.00, annual aggregate.

                  1.13. SECURITY DEPOSIT: Waived.

                  1.14. TENANT'S PROPORTIONATE SHARE: 37.29% (the percentage determined by dividing 161,892, the number of rentable square feet constituting the Premises, stipulated and agreed upon by Landlord and Tenant, by 434,136, the number of rentable square feet within the Building stipulated and agreed upon by Landlord and Tenant).

                  1.15. EXPENSE STOP AMOUNT: The Expense Stop Amount shall be based upon the Expenses, as defined in Section 4.3 of the Lease, of the Building for the 2002 (01/01/02-12/31/02) calendar year.

                  1.16. TAX EXPENSE STOP AMOUNT: The Tax Expense Stop Amount shall be based upon Taxes as defined in Section 4.4 of the Lease, of the Building for the 2002 (01/01/02-12/31/02) calendar year; provided, however, that in the event the Building is then taxed at one hundred percent (100%) of its value, effective January 1, 2009 (and during the remainder of the Term hereof) the Tax Expense Stop Amount shall be increased to the sum of (x) two (2) times the Taxes on the Building for the 2002 calendar year (exclusive of any Taxes due solely on the assessed value of the Real Estate without regard to any improvements thereon), plus (y) the Taxes due solely on the assessed value of the Real Estate (without regard to any improvements thereon) for the 2002 calendar year.

                  1.17. NUMBER OF PARKING SPACES: Tenant shall have the exclusive use of level B2 of the parking garage in the Building (the "Building Garage"), consisting of 95 parking spaces, at current market rates. Tenant shall also have the use of 105 parking spaces located in


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the garage owned and operated by the Land Clearance for Redevelopment Authority of the City of St. Louis and located on City Block 118 in the City of St. Louis (the "St. Louis Centre Garage"), at current market rates. If Landlord provides visitor parking in the Building Garage, Tenant shall be entitled to utilize Tenant's Proportionate Share of such visitor parking; provided said visitor parking shall (i) be used only by Tenant's visitors and not by any employees of Tenant, (ii) be charged at current hourly market rates and (iii) not be monitored by Landlord and Landlord shall have no obligation to Tenant in the event visitor parking is not available. Tenant may, at Tenant's sole cost and expenses, subject to such reasonable regulations as Landlord shall impose, provide valet parking on level B2 of the Building Garage and double park said vehicles; provided such valet parking and double parking does not interfere with or hinder the use of the Building Garage by Landlord, its invitees and the other tenants of the Building; and further provided said double parking does not, in Landlord's reasonable judgment, adversely affect the structural integrity of the Building or disrupt traffic flow to other levels in the Building Garage. Tenant may not restripe level B2 of the Building Garage without Landlord's consent, which consent shall not be unreasonably withheld. Tenant's payment to Landlord for parking on level B2 of the Building Garage shall be based upon 95 parking spaces, without regard to the actual number of cars parked on such level. All parking spaces in the Building Garage shall be accessible 24 hours per day, seven (7) days per week (subject to interruptions for maintenance and the like) at no additional charge. From and after the Lease Commencement Date, Landlord covenants to perform those obligations of the tenant under the lease for the St. Louis Centre Garage which, if not performed, would give the landlord thereunder the right to terminate such lease. Parking spaces in the St. Louis Centre Garage shall be available from 7:00 a.m. until 6:00 p.m., Monday through Friday, as referenced in the lease for the St. Louis Centre Garage.

                  At any time after the second lease year, Tenant shall have an on-going right to surrender, from time to time, all or any portion of the 105 parking spaces located in the St. Louis Centre Garage to Landlord; provided, that Tenant shall provide Landlord with at least six (6) months prior written notice of the number of spaces to be surrendered and Tenant's desired date of surrender of said parking spaces (each such date, a "Surrender Date"), which date shall be no earlier than six (6) months after the date of said notice. In the event Tenant exercises the surrender right provided in this Section 1.17, such surrender shall not become effective until Landlord and Tenant enter into an amendment to this Lease, which amendment shall stipulate the number and, if applicable, the location, of parking spaces that Tenant shall utilize in the St. Louis Centre Garage as of the applicable Surrender Date. Tenant shall have no right to utilize the surrendered spaces after the applicable Surrender Date and no further obligation to pay Landlord monthly rental for the surrendered spaces after the applicable Surrender Date.

                  1.18. INITIAL MONTHLY RENT PER PARKING SPACE: As of the date hereof, Building Garage: $100.00 per parking space (which rate shall not increase during the first lease year), St. Louis Centre Garage: $85.00 per parking space. After the first lease year, the monthly rate per parking space in the Building Garage shall not be in excess of the monthly rate per parking space charged generally by Landlord to other tenants in the Building.

                  1.19. ADDENDUM: 6 pages.


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                  1.20. BROKERS: Name(s) of broker(s): Colliers Turley Martin
Tucker represents Landlord and Tenant; Party responsible for payment: Landlord.

                  1.21. EXHIBITS: The following Exhibits attached to this Lease are incorporated herein by this reference.

                  Exhibit A. Floor Plan
                  Exhibit A-1. Signage Plan
                  Exhibit B. Intentionally Omitted
                  Exhibit C. Work to be Performed on the Premises
                             Schedule 1.  Landlord's "White-Box" Work
                  Exhibit D. Building Rules
                  Exhibit E. Lease Commencement Agreement
                  Exhibit F. Lien Waivers
                  Exhibit G. Lease Estoppel Certificate
                  Exhibit H. One Financial Plaza Meeting Room Rules and
                             Regulations
                  Exhibit I. Subordination, Attornment and  Non-Disturbance
                             Agreement
                  Exhibit J. Reserved Parking

                  1.22. STORAGE AREA: Approximately 3,587 rentable square feet of storage space located on the Second Floor of the Building (Mezzanine Area), as depicted in Exhibit A of this Lease. Tenant shall have a right of first refusal to lease approximately 2,000 rentable square feet of storage space located on the mezzanine level of the First Floor of the Building. See Section
23.33 of the Lease.

                                   ARTICLE 2.
                                 DEMISING CLAUSE

                  Landlord, for and in consideration of the rents, covenants and agreements hereinafter mentioned and hereby agreed to be paid, kept and performed by Tenant, does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Premises on the terms and conditions contained herein.

                                   ARTICLE 3.
                               TERM AND POSSESSION

                  3.1. TERM. The Term shall commence on the Lease Commencement Date and shall continue for the Term, unless earlier terminated as provided herein, provided that if Tenant, with Landlord's prior permission, occupies or takes possession of the Premises (or any part thereof) prior to the Lease Commencement Date (for the installation of Tenant's furniture), then such occupancy or possession shall be on all of the terms and conditions of this Lease, but such occupancy or possession shall not affect the Lease Commencement Date or the Term of this Lease.

                  3.2. POSSESSION. On or prior to October 1, 2001, Landlord shall deliver to Tenant possession of the Premises. If the Premises are not ready for occupancy on or prior to


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October 1, 2001, this Lease shall nevertheless continue in effect, but (a) the
Lease Commencement Date shall be delayed until the date the Premises are ready for occupancy, (b) the Lease Expiration Date shall be delayed one (1) day for each day after October 1, 2001, that the Premises are not ready for occupancy, and (c) the Rent Commencement Date shall be delayed one (1) day for each day after October 1, 2001, that the Premises are not ready for occupancy, and Landlord shall have no other liability whatsoever on account thereof. Neither the Lease Commencement Date nor the Rent Commencement Date shall be delayed if the Premises are not ready for occupancy because of any delay resulting from Tenant's failure to submit the Preliminary Space Plan within the time period provided in Exhibit C or Tenant's failure to submit plans on or prior to Tenant's CD Submittal Date in accordance with Exhibit C or Tenant's failure otherwise to comply with the Approval Procedures or Tenant's failure to comply with Landlord's Payment Request within the time period provided in Exhibit C, or resulting from changes or additions to Tenant's plans after the initial submission (collectively, "Tenant Delays"). Furthermore, the Rent Commencement Date shall not be delayed in the event the schedule for completion of the improvements to the Premises, as determined by the contractor, shall contemplate a completion date after October 1, 2001, except to the extent of any delays in the Lease Commencement Date which arise subsequent to the determination of the adjusted Lease Commencement Date (as provided in Exhibit C), based upon the contractor's schedule and which are not the result of a Tenant Delay. The Premises shall be deemed ready for occupancy if only insubstantial details of construction, decoration or mechanical adjustments to be performed by Landlord remain to be done. The determination of Landlord's tenant finish representative for the Building shall be final as to whether the Premises are ready for occupancy. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when Tenant took possession, except as to latent defects and damage caused by Tenant or Tenant's agents. On the date on which Tenant takes possession of the entire Premises, the parties shall execute a Lease Commencement Agreement in the form attached hereto as Exhibit E confirming the Lease and Rent Commencement Dates and setting forth any incomplete items (if any), but failure to execute such document shall not in any manner affect the obligations of the parties hereunder. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building, or with respect to the suitability of either for the conduct of Tenant's business.

                  3.3. EARLY ACCESS TO PREMISES. Landlord shall use commercially reasonable efforts to provide Tenant with access to the Premises for the sole purpose of the installation of Tenant's furniture, telephone handsets and computer equipment (excluding installation of computer and telephonic cabling, which is to be performed by Landlord's Contractor in connection with the construction of the Tenant Improvements) prior to the Lease Commencement Date; provided, Tenant shall not interfere with Landlord's construction of the Tenant Improvements in the exercise of Tenant's access rights, and Tenant may not use the Premises during such access period for the purpose of conducting its business. The foregoing early access shall not change the Lease Commencement Date nor the Rent Commencement Date herein provided and the Rent or other charges shall not accrue on account thereof, but all other provisions of this Lease shall apply to such activities and occupancy. Landlord shall incur no liability for any failure to provide such early access to Tenant.


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                  3.4. INTENTIONALLY OMITTED.

                  3.5. COMMON AREAS. Tenant shall have the nonexclusive right to use, in common with other tenants in the Building and subject to the Building Rules, the common areas in the Building. The "common areas" in the Building shall mean such areas as are provided and maintained by Landlord from time to time as areas for the common use by tenants or occupants of the Building, including Tenant and Landlord.

                                   ARTICLE 4.
                                      RENT

                  4.1. RENT. Commencing on the Rent Commencement Date, Tenant shall pay the Annual Base Rent specified in Article 1 to Landlord at the location designated from time to time by Landlord payable in the Monthly Base Rent Installment specified in Article 1 in advance, on, or prior to the first day of each and every month during the Term without abatement or reduction (except as expressly set forth in Section 7.3 and Articles 13 and 14 of this Lease) or set off or deduction whatsoever. The rent for any partial month shall be prorated on the basis of thirty (30) days to the month and shall be paid on the first day of such partial period.

                  4.2. ADJUSTMENTS TO RENT. The Annual Base Rent shall be adjusted from time to time in accordance with this section to reflect increases in Expenses (as defined in Section 4.3) and Taxes (as defined in Section 4.4) in accordance with this Section 4.2. The Annual Base Rent, the payments to be made pursuant to this Section 4.2 and the rent for the Storage Space referred to in
Section 23.33 is referred to in this Lease as the "Rent". If the Expenses in any lease year during the Term commencing on or after January 1, 2003 exceed the Expense Stop Amount, Tenant shall pay Tenant's Proportionate Share of such excess. If the Taxes in any lease year during the Term commencing on or after January 1, 2003 exceed the Tax Expense Stop Amount, Tenant shall pay Tenant's Proportionate Share of such excess. Within one hundred eighty (180) days after the end of each calendar year (or portion thereof) during the Term, Landlord will provide Tenant with a written notice ("Statement") setting forth Tenant's Proportionate Share of increases in Expenses and/or Taxes over the Expense Stop Amount or Tax Expense Stop Amount, as the case may be, together with a statement of Expenses and Taxes for the previous calendar year. Within thirty (30) days following receipt of the Statement, Tenant shall pay to Landlord as additional rent: (a) Tenant's Proportionate Share of increases in Expenses over the Expense Stop Amount and/or Taxes over the Tax Expense Stop Amount, as the case may be, for the previous calendar year after credit for any estimated payments which Tenant has made pursuant to this Section 4.2; and (b) an estimate of Tenant's Proportionate Share for the months which have elapsed in the then current calendar year based on the previous calendar year's increase in Expenses and/or Taxes over the applicable Expense Stop Amount and Landlord's good faith projection of the increase in Expenses and/or Taxes over the applicable Expense Stop Amount during the current calendar year after credit for any estimated payments made by Tenant pursuant to this Section 4.2. Commencing with the month following the month in which the Statement is dated and continuing until such time as Tenant receives Landlord's next Statement, Tenant shall, each month, pay one-twelfth (1/12) of the estimate of Tenant's Proportionate Share of Expenses and/or Taxes over the applicable Expense Stop Amount, which estimate shall be based on Expenses for the previous year and taxes in excess of the Tax Expense Stop Amount


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based on Taxes for the previous year and Landlord's good faith projection of the increase in Expenses and Taxes for the current calendar year. Payments relative to Expenses shall be credited against the actual Expenses as shown in Landlord's next Statement. Similarly, payments relative to Taxes shall be credited against the actual Taxes as shown in Landlord's next Statement. If Landlord's Statement shows that Tenant has overpaid and if Tenant is not then in default or thereafter in the event such default is cured within the applicable cure period, Landlord shall credit such overpayment against the next accruing payments of Rent until the overpayment is reduced to zero, or if the Term of this Lease (including any Extension Period) has ended, Landlord shall repay such amount to Tenant within thirty (30) days after the actual Expenses and Taxes are known.
The obligation to pay Tenant's Proportionate Share of the excess of Taxes and/or Expenses over the applicable Expense Stop Amount shall survive any termination of the Term, as extended at Tenant's option under Article 26 hereof. Notwithstanding anything contained in this Section 4.2, the Annual Base Rent payable by Tenant shall in no event at any time be less than the Annual Base
Rent specified in Article 1 hereof. The adjustment to Annual Base Rent payable under this section shall be payable in respect of all periods during the Term, including any portion of the Term prior to the Rent Commencement Date.

                  4.3. EXPENSES. The term "Expenses" means all expenses and costs of operating the Building, including, without limitation, the following costs: (a) wages of all employees (including employment taxes and fringe benefits); (b) janitorial labor and materials; (c) costs of building security personnel; (d) electricity, gas, sewer, water, trash disposal and other utilities, but excluding those charges for which Landlord is otherwise reimbursed by Tenant and excluding those charges separately billed to other tenants in the Building; (e) maintenance and repairs (including maintenance and service contracts); (f) landscaping maintenance; (g) insurance premiums; (h) capital improvements to the extent necessary to comply with applicable governmental rules and regulations; (i) expense of building management fees; and
(j) capital expenses which reduce any component cost of Expenses (such cost to be reasonably amortized by Landlord and Expenses to include only the cost as so amortized by Landlord during the calendar year for which such computation is made). Expenses shall not include: (k) costs of alterations of any tenant's premises; (l) principal and interest payments on loans made on the security of the Building; (m) costs of capital expenditures (except as provided above in the this section); and (n) leasing commissions. If the Building is not fully leased or if Landlord is not providing standard building services to all tenants during any calendar year, actual Expenses shall be adjusted to reflect the greater of
(i) the actual percentage of occupancy of the Building (calculated on a weighted average using the average monthly occupancy for each month of the calendar year) or (ii) ninety-five percent (95%) occupied; for the purpose of making the adjustment to Annual Base Rent. Landlord shall utilize consistently applied accounting practices in calculating Expenses during the Term.

                  4.4. TAXES. The term "Taxes" means (a) real estate taxes assessed on the Building and personal property taxes assessed on the personal property and equipment owned or leased by the Landlord and used in connection with the Building, including any increases in real estate taxes as any partial or full tax relief which presently may be afforded to the Building (either to the Real Estate or to the facilities and improvements thereon) expires, and further including any tax imposed as a substitute for or supplement to presently existing real estate and/or personal property taxes; (b) reasonable expenses of Landlord in attempting to reduce or


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

limit real estate and/or personal property taxes (any refunds to be credited against taxes in the year received); and (c) any and all taxes, charges, an/or surcharges payable by Landlord (other than tax on net income) whether or not now customary or within the contemplation of the parties hereto (i) upon allocation to, or measured by the rentable square footage of the Premises or on the rent payable hereunder, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, City or Federal Government with respect to such rent; or (ii) upon or with respect to possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof.

                  4.5. INSPECTION RIGHTS. During the Term and upon ten (10) days prior written notice to Landlord, Tenant or Tenant's designee shall have the right, during normal business hours, to inspect at the Landlord's office in the Building, Landlord's books and records with respect to Expenses and Taxes within sixty (60) days of Tenant's receipt of the Statement. Landlord shall cooperate with Tenant in any such examination of Landlord's books and records, and shall, if requested by Tenant make available a member of its staff to explain any entries in such books and records. Tenant may, at Tenant's expense, make copies of any such books or records not designated as confidential by Landlord; provided, however, that such materials may not be disclosed by Tenant to any other person or entity without Landlord's consent. Unless Tenant asserts specific error(s) within ninety (90) days of Tenant's receipt of the Statement, the Statement shall be deemed to be correct. If Tenant's inspection reveals specific error(s) in the Statement and if Tenant is not then in default or thereafter in the event such default is cured within the applicable cure period, Landlord shall credit any overpayment against the next accruing payments of Rent until the overpayment is reduced to zero, or if the Term of this Lease (including the Extension Period) has ended, Landlord shall repay such amount to Tenant within thirty (30) days after Tenant's delivery of Tenant's inspection results. Furthermore, if Tenant's inspection reveals that Expenses were overstated in Landlord's Statement by more than five percent (5%), Landlord shall reimburse Tenant for Tenant's reasonable expenses incurred in conducting the inspection within thirty (30) days after Tenant's delivery of Tenant's inspection results to Landlord.

                                   ARTICLE 5.
                              INTENTIONALLY OMITTED

                                   ARTICLE 6.
                                  PERMITTED USE

                  Tenant shall use and occupy the Premises only for the Permitted Use. Occupancy on the First Floor, which is not fully occupied by Tenant, shall not exceed one (1) person per 200 rentable square feet. The parties hereby stipulate that Tenant shall be deemed to occupy fully the Second, Third, Fourth and Eleventh Floors, the load capacity for which shall be subject to Landlord's approval of Tenant's Space Plan pursuant to the Approval Procedures set forth in Exhibit C hereto, Building floor loads and applicable governmental regulations. Tenant and all persons permitted by Tenant to come upon the Premises or the Storage Area shall comply with the Building Rules and with such reasonable modifications thereof as Landlord may make from time to time. Landlord shall not be liable for any nonobservance of the Building Rules or the Meeting Room Rules by any other person; provided, however, that Landlord will use reasonable efforts to enforce the Building Rules and the Meeting Room Rules in a nondiscriminatory manner. Tenant shall not make or permit to be made any use of the Premises or the Storage Area which directly or indirectly is forbidden by applicable law or governmental regulation or which may be dangerous to persons or property or which may be in conflict with or invalidate or increase the premium cost of any policy of insurance carried on the Building. To the best of Landlord's knowledge, Tenant's permitted use of the Premises does not conflict with or invalidate or increase the premium cost of any policy of insurance carried on the Building. Tenant shall have the right, in common with other tenants and occupants of the Building, to use the meeting room facilities, if any, maintained by Landlord on the second floor of the Building as depicted on Exhibit M to this Lease (the "Meeting Rooms"). Tenant shall comply with the Meeting Room Rules and with such reasonable modifications thereof as Landlord may make from time to time. The configuration and availability of the Meeting Rooms shall be subject to such modifications as Landlord may effect at any time and from time to time.

                                   ARTICLE 7.
                                    SERVICES

                    7.1. BUILDING STANDARD SERVICES. Landlord at Landlord's expense shall furnish: (a) heat and air conditioning and ventilation to provide a seasonable temperature (subject to governmental regulations) for normal occupancy and use of the Premises under normal business operations daily from 7:30 A.M. to 7:00 P.M., Saturdays from 8:00 A.M. to 2:00 P.M., Sundays and the following holidays excepted: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Normal Business Hours"); (b) cold water from the public supply for drinking, lavatory and toilet purposes and hot water for lavatory purposes from regular Building supply drawn through fixtures installed by Landlord; (c) janitor service and customary cleaning in and about the Premises (private kitchens, private eating areas and private restrooms excepted) Monday through Friday (holidays excepted) comparable to standard janitor service furnished by other comparable St. Louis office buildings (Tenant shall not provide any janitor services or cleaning without Landlord's prior consent, which consent shall not be unreasonably withheld or delayed); (d) passenger elevator service in common with other tenants at all times, subject to temporary interruptions for maintenance and subject to interruptions in the event of emergencies (freight elevator service will be made available by Landlord upon reasonable notice by Tenant); (e) window washing of all exterior windows in the Premises, both inside and out, at reasonable intervals; (f) electrical service at those points of connection provided and installed by Landlord and in the manner and to the extent deemed by Landlord to be standard (which standard is described as "normal electrical consumption" in Section 7.2 below); (g) restrooms; and (h) access to telephone and network calling at no charge to Landlord. Tenant shall have no right of access to and within the Building for the installation or operation of systems for the provision of electrical service to the Premises for part or all of Tenant's electrical energy requirements without Landlord's prior written consent. Tenant shall report to Landlord any deficiency in the services provided by Landlord or Landlord's agents.

                  7.2. OVER BUILDING STANDARD SERVICES. If Tenant occupies the Premises after Normal Business Hours, Tenant shall reimburse Landlord for the increased expenses of providing utilities and other services necessary to operate the Building during such hours, including but not limited to, increased expenses for heating, air conditioning, security service,

Building employees' overtime and any unusual janitorial service. After Normal Business Hours heating, ventilating and air conditioning will be available to Tenant at Tenant's expense at the from time to time cost thereof to Landlord as calculated by Landlord (which is currently $25.00 per hour per floor, but which charge is subject to unilateral change by Landlord from time to time as provided herein). Normal electrical consumption on the Premises is as follows: (i) electricity drawn from Building standard receptacles: 2.5 watts per usable square foot in the Premises per hour; (ii) Building standard lighting: 2.5 watts per usable square foot in the Premises per hour; and (iii) Building standard heating, ventilating and air conditioning is designed to offset 4.5 watts per usable square foot in the Premises per hour. Tenant will not be allowed to exceed any of the amounts of electricity in the Premises as herein referenced without Landlord's prior written approval, which approval shall not be unreasonably withheld. If Tenant receives Landlord's written approval, Tenant is responsible for all expenses associated with such excess electrical consumption. Landlord reserves the right to install submeters or to conduct an electric consumption audit to determine electrical consumption on the Premises at the expense of Landlord. A master meter if desired by Tenant may be installed at Tenant's expense in a manner approved by Landlord. Landlord shall have access to such metering devices at all reasonable times and shall prepare a separate monthly statement of the excess utilities used by such equipment based on the utility rates established from time to time by the public utility furnishing such service. Tenant shall pay the amounts shown on such statements to Landlord within thirty (30) days of receipt. Should Tenant fail to promptly pay for such service after expiration of any applicable notice and cure periods, Landlord may discontinue furnishing such service, which shall not be deemed an eviction (actual or constructive) or a disturbance of Tenant's possession, use and quiet enjoyment of the Premises. Tenant agrees that Landlord shall not be liable for damages resulting from such discontinuance, nor shall Tenant be relieved from the performance of any of Tenant's covenants or obligations under this Lease. Landlord, by furnishing any of the above services, shall not be deemed to have warranted the same to be free from any interruption or discontinuance that is beyond the reasonable control of the Landlord or which may result from occasional damage or malfunctions of equipment and distribution facilities. Any such interruption or discontinuance shall not constitute an eviction (actual or constructive) or a disturbance of Tenant's possession, use or quiet enjoyment of the Premises. Tenant agrees that Landlord shall not be liable for damages resulting from any such interruption or discontinuance, nor shall Tenant be relieved of the performance of any of Tenant's covenants or obligations under this Lease.

                  7.3. INTERRUPTION OF SERVICES. Notwithstanding the foregoing, if (i) Landlord ceases to furnish any service in the Building for a period in excess of five (5) consecutive days, (ii) such cessation does not arise as a result of an act or omission of Tenant, (iii) such cessation is not caused by a fire or other casualty, and (iv) as a result of such cessation, the Premises or a material portion thereof is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises, or a material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent payable hereunder during the period beginning on the sixth (6th) consecutive day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the

Premises so rendered untenantable and not used by Tenant. In the event of any cessation of any Building standard services furnished by a person or entity other than Landlord, Landlord shall cooperate with Tenant to effect the restoration of such Building standard services; provided that in no event shall said cooperation require Landlord to incur any additional expense or to waive or modify any legal rights.

                                   ARTICLE 8.
                            SUBLETTING AND ASSIGNMENT

                  8.1. SUBLEASING AND ASSIGNMENT. Tenant shall not by operation of law or otherwise, without Landlord's prior written consent (not to be unreasonably withheld or delayed), have the right to assign, hypothecate, mortgage, encumber or convey this Lease or any interest in or under it, or to sublet, or otherwise permit occupancy by any other person or entity of all or any portion of the Premises or the Storage Area. For the purposes of this section any transfer of stock in a corporate tenant or any transfer of an interest in a partnership tenant in which a transfer of control of the corporation or partnership is effected shall not be deemed to be an assignment of this Lease requiring the prior written consent of Landlord. Any document purporting to sublet the Premises and/or the Storage Area or assign Tenant's interest in this Lease shall be of no force or effect unless the same shall bear the written consent of Landlord. No subtenant or assignee shall use the Premises for any purpose other than the Permitted Use. No permitted sublease or assignment shall in any way release Tenant from Tenant's primary liability under this Lease. If Tenant desires the consent of Landlord to sublease or assign, at least thirty (30) but no more than one hundred twenty (120) days prior to the date on which Tenant desires the assignment or sublease to be effective (the "Transfer Date") Tenant must submit the proposed sublease or assignment to Landlord for Landlord's approval, together with the following documents: (a) a detailed description of the portion of the Premises and/or the Storage Area proposed to be sublet (which must be a single, self-contained unit (the "Space"); (b) complete copies of the financial statements of the subtenant or assignee made available to Tenant with an authorization to verify the same; and
(c) a declaration by the subtenant or assignee as to the type of business to be carried out. If Landlord approves the proposed sublease or assignment, within thirty (30) days after Landlord's consent, Tenant shall submit to Landlord executed lease estoppel certificates from Tenant and the subtenant or assignee in the Building standard form and proof of payment of all leasing commissions, if applicable. If Tenant is permitted to sublease at a base rent in excess of that provided for herein, or if Tenant is permitted to assign its interest in this Lease for any consideration whatsoever, fifty percent (50%) of such excess or such consideration actually received (net of any subletting or assignment costs, including, without limitation, commissions, paid by Tenant and approved in writing by Landlord in connection with such permission to sublease or assign and any tenant improvement costs paid by Tenant) shall be paid by Tenant to Landlord as received. Tenant shall pay all of Landlord's out-of-pocket costs and expenses, including reasonable attorneys' fees, relating to any such proposed assignment or subletting.

                  8.2. SUBLEASING AND ASSIGNMENT TO AFFILIATES. Notwithstanding the provisions of Section 8.1 of this Lease, Tenant, upon at least ten (10) days prior written notice to Landlord (accompanied by copies of the assignment or subletting documentation), shall be permitted to assign this Lease or to sublet the whole or any part of the Premises to a parent, wholly owned subsidiary or an affiliate of Tenant or to an entity with which Tenant may merge or consolidate, but without the necessity of obtaining Landlord's consent.

                                   ARTICLE 9.
                       QUIET POSSESSION AND SUBORDINATION

                  Landlord covenants and agrees with Tenant that so long as Tenant is not in default hereunder beyond any applicable cure period, Tenant shall peaceably and quietly enjoy the Premises through the Term without hindrance or molestation by anyone claiming through or under Landlord, subject, however, to the terms of this Lease. This Lease is subject and subordinate to all present and future easements, conditions and encumbrances of record, and to all applicable laws, ordinances and governmental rules and regulations (hereinafter, collectively called the "Conditions"). Landlord shall obtain from the current holder of any deeds of trust or mortgages affecting the Building a subordination, attornment and non-disturbance agreement substantially in the form of Exhibit I attached hereto and incorporated herein by reference and shall use its reasonable efforts to obtain the same from the holder of any future deeds of trust or mortgages affecting the Building. Such subordination, attornment and non-disturbance agreement shall provide that, so long as Tenant is not in default under this Lease beyond any applicable cure period, Tenant's use and enjoyment of the Premises in accordance with all the material terms of this Lease shall not be disturbed by reason of any foreclosure of any first deed of trust. If Tenant is not furnished with such subordination, attornment and non-disturbance agreement from the holder of any deed of trust or mortgage hereafter affecting the Building or leasehold thereof, this Lease shall not be subordinate to such deed of trust or mortgage and Landlord shall not be liable to Tenant for any failure to deliver the requested subordination, attornment and non-disturbance agreement. If Landlord obtains and delivers the required subordination, attornment and non-disturbance agreement, the rights of Tenant under this Lease shall be and are subject and subordinate at all times to the lien of any deed of trust or mortgage hereafter in force against the Building, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Except as expressly set forth above, this Article 9 is self-operative and no further instrument of subordination shall be required. In confirmation of such subordination Tenant shall promptly execute the required subordination, attornment and non-disturbance agreement and any and all such further instruments as may be reasonably requested by Landlord. If any purchaser at a foreclosure sale (or by deed in lieu of foreclosure) becomes the owner of the Premises, Tenant will attorn to and recognize such entity's becoming such owner for all purposes in place of the Landlord named in this Lease; provided that there shall be no credit given by such entity to Tenant for any Rent which has been prepaid more than one (1) month in advance.

                                   ARTICLE 10.
                           LANDLORD'S RESERVED RIGHTS

                  Landlord reserves the following rights: (a) to change the street address of the Building; (b) to maintain one or more signs on the exterior of the Building; (c) to designate and control all sources furnishing Building related services to tenants; (d) at any time during the Term (if Tenant has vacated the Premises) and otherwise during the last six (6) months of the Term, to display "for rent" signs on and exhibit and otherwise prepare the Premises for reoccupancy; (e) to retain passkeys to all doors within and into the Premises;
(f) during the last six (6) months of the Term to exhibit the Premises to prospective lessees upon reasonable notice to Tenant; (g) to grant to anyone the exclusive right to conduct any particular business in the Building; (h) to close the Building after Normal Business Hours and on legal holidays and to affect such reasonable security measures as Landlord may deem appropriate and in the best interests of the Building and tenants; subject, however, to Tenant's right to admittance on a 24 hour basis, seven days per week under such reasonable security regulations as Landlord may prescribe from time to time; (i) to approve the weight, size, and location of safes or other heavy objects, which objects may be moved in, about or out of the Building or Premises and/or the Storage Area only at such times and in such manner as Landlord shall direct, and in all events at Tenant's sole risk and responsibility; and (j) to take any and all measures necessary or desirable for the operation, safety, protection or preservation of the Building, including repairs, alterations, decorations, additions or improvements, whether structural or otherwise, in and about the Building or any part thereof, and installation of an energy management system to more accurately monitor and control heat, ventilating and air conditioning in the Building, and during the continuance of any such work to temporarily close doors, entry ways, public spaces and corridors in the Building and to interrupt or temporarily suspend Building services or facilities upon reasonable prior notice to Tenant, except in the event of emergency. Landlord may enter upon the Premises upon reasonable notice to Tenant (except in the case of an emergency) and may exercise any or all of the foregoing rights without being deemed guilty of an eviction (actual or constructive) or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of rent or affecting of Tenant's obligations hereunder. Landlord shall comply with applicable laws, rules and regulations and the Building Rules and the Meeting Room Rules in connection with the operation, maintenance and management of the Building.

                                   ARTICLE 11.
                          ALTERATIONS AND IMPROVEMENTS

                  Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, make any alterations, improvements or additions to the Premises and/or the Storage Area (hereinafter referred to as a "Change"). Tenant's reconfiguration of its office units shall not require Landlord's consent unless such reconfiguration results in alterations to the Building's HVAC, electrical, plumbing or other utility system. If Landlord consents to a Change it may impose such conditions with respect thereto as Landlord, acting in its reasonable discretion, deems appropriate, including without limitation, requiring Tenant to furnish Landlord security for the payment of all costs to be incurred in connection with the Change, insurance against liabilities which may arise out of such work and the plans and specifications naming Landlord as an additional insured together with all necessary permits for such Change. The work necessary to make the Change shall be done at Tenant's expense by employees or contractors selected by Tenant and, with respect to a Change, approved by Landlord, which approval shall not be unreasonably withheld or delayed, and shall be performed in such manner and at such times as Landlord shall direct to minimize disturbance to other tenants (and without limiting the generality of the foregoing, Tenant acknowledges that Landlord may withhold its consent to the use of employees or contractors selected by Tenant if, in Landlord's judgment, the retention of such employees or contractor might delay, hinder or otherwise interfere with Landlord's construction activities in or management of the Building. Tenant shall promptly pay, when due, the cost of all such work and of all decorating required by reason thereof. Tenant shall also pay to Landlord a percentage of the cost of such work (such percentage to be established on a uniform basis for the Building by Landlord from time to time) but not to exceed as to Landlord's fee, five percent (5%) of such construction costs sufficient to reimburse Landlord for all expenses arising from Landlord's involvement with such work. Upon completion of such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials (in the form attached hereto as Exhibit F). Tenant shall defend and hold Landlord and the Building harmless from all costs, damages and liens and expenses related to such work. In connection with such work Tenant shall never be deemed an agent of Landlord. All work done by Tenant or Tenant's contractors shall be done in a first class workmanlike manner using only good grades of materials and shall comply with all union and insurance requirements and all Conditions. In consideration of Landlord's consent to such Change, any Change shall (without further compensation to Tenant) become Landlord's property at the termination of the Term, and shall, unless Landlord requests otherwise (at the time consent is given or notice is received by Landlord), be relinquished to Landlord in good condition, ordinary wear, casualty, condemnation and damage due to acts or omissions of Landlord, its agents, engineers or contractors excepted.

                                   ARTICLE 12.
                            REPAIRS AND REPLACEMENTS

                  Landlord, at Landlord's expense, shall maintain and keep in good condition the Premises, the Storage Area, and Building including the foundation, exterior walls, roof, roof membrane and roof covering of the Building, sprinkler systems in or serving the Premises and/or the Building, HVAC system, and plumbing, electric and other utility lines servicing the Building or connecting the Premises, the Storage Area, and the Building, except for damage to the Premises, the Storage Area, and Building (including the parts thereof specified above) caused by acts or omissions of Tenant, Tenant's agents, employees, contractors, guests or invitees, in which event Tenant, subject to the provisions of Section 19.2 hereof, will bear the cost of such maintenance or repair. Tenant, at Tenant's expense, shall at all times keep the Premises and the Storage Area in a clean, safe and tenantable condition and in first class order, repair and appearance and Landlord shall have the right to approve the means and methods employed in performance of such work. If Tenant does not do so Landlord may (but need not), after the notice and cure periods specified in
Section 17.1, restore the Premises and the Storage Area to a clean, safe and tenantable condition, and Tenant shall pay the cost thereof forthwith upon being billed by Landlord. This Section shall not apply to damage or destruction and condemnation proceedings otherwise provided for in this Lease. In the event emergency repairs are required within the Premises and Tenant is unable to contact Landlord after diligent and persistent efforts so to do and Landlord is otherwise unaware of such emergency, Tenant may perform Landlord's repair obligations within the Premises as set forth herein. Such repairs shall be performed in a good and workmanlike manner using materials of a quality comparable to the materials used in the construction of the Premises and the Building generally. During the performance of such repairs (and thereafter, until Tenant is able to contact Landlord), Tenant shall endeavor to notify Landlord that Tenant has undertaken to make such repairs on Landlord's behalf and Landlord shall have the right to assume the performance of such repairs at any time. Any such repairs undertaken by Tenant shall be performed in a manner so as not to interfere with any other tenant's access to or use and occupancy of its premises within the Building. Landlord shall reimburse Tenant for the reasonable costs of said repairs within thirty (30) days of Landlord's receipt of an invoice for same. For the purposes of this Article 12, an "emergency" necessitating such repairs shall not be deemed to exist unless Tenant reasonably determines that there is an imminent threat of harm to any person or an imminent threat of material damage to Tenant's property located in the Premises.

                                   ARTICLE 13.
                              DESTRUCTION OR DAMAGE

                  If all or a substantial portion of the Premises be rendered untenantable, inaccessible or unsafe by fire or other casualty, or portions of the Building, exclusive of the Premises are damaged or a system therein is damaged in such a way as to render the Premises untenantable by fire or other casualty and if it is reasonably anticipated that even though undertaken and pursued with all due diligence it will require more than six (6) months to repair the damaged area, or if the Building or Premises are damaged by an uninsured casualty (meaning a casualty which would not have been covered by standard "all risk" insurance coverage, determined as of the date of this Lease), (i) Landlord may terminate this Lease as of the date of such casualty by notice to Tenant given within thirty (30) days after such occurrence, and (ii) if such casualty occurs during the last twelve (12) months of the Term and is not caused by any willful act or omission of Tenant, Tenant may terminate this Lease as of the date of such casualty by notice to Landlord given within thirty
(30) days after such occurrence. If neither Landlord nor Tenant elects to terminate this Lease, Landlord shall proceed with all due diligence to repair the damaged area at Landlord's expense and the Rent shall abate as to that portion of the Premises which is untenantable for so long as the same shall remain untenantable. If this Lease is terminated pursuant to this section, Rent shall be apportioned on a per diem basis and paid to the date of the casualty. If the Premises are partially damaged by fire or other casualty but are not rendered substantially untenantable, then Landlord shall proceed with all due diligence to repair the Premises and the Rent shall abate as to that portion of the Premises which is untenantable for so long as the same shall remain untenantable, but Rent shall not otherwise abate. If all or a substantial portion of the St. Louis Centre Garage shall be rendered untenantable, inaccessible or unsafe by fire or other casualty, Tenant's obligation to pay parking charges for the parking spaces in the St. Louis Centre Garage shall abate for so long as the same shall remain untenantable, inaccessible or unsafe, as the case may be.

                                   ARTICLE 14.
                                 EMINENT DOMAIN

                  If the whole of the Building or the whole of the Premises shall be taken by the exercise of the power of eminent domain or pursuant to any agreement in lieu of the exercise of such power (hereinafter called a "Condemnation Proceeding"), then this Lease shall terminate as of the date of the taking of possession by or the vesting of title in the condemning authority (such date being hereinafter called the "Taking Date"). If less than the whole of the Building or less than the whole of the Premises shall be taken in a Condemnation Proceeding, Tenant may at

Tenant's option terminate this Lease as of the Taking Date by giving notice of Tenant's exercise of such option within sixty (60) days after the Taking Date, provided that as a result of such taking Landlord shall have reasonably determined that the Premises (or the remaining portion thereof) may no longer be adequately used for the Permitted Use. If a portion of the Premises shall be taken and Tenant shall not exercise Tenant's option to terminate this Lease or if such taking shall not give rise to such option to terminate, then this Lease shall terminate on the Taking Date only as to that portion of the Premises so taken but shall remain in full force and effect with respect to that portion of the Premises not so taken, and the Rent and other charges payable by Tenant hereunder shall be reduced in the ratio in which the diminution of the rentable square footage of the Premises following the Taking Date shall bear to the rentable square footage thereof immediately prior to such Taking Date. Except as otherwise ordered by the court in a Condemnation Proceeding, all income, rent, awards or interest derived from any Condemnation Proceeding shall belong to and be the property of Landlord, but this shall not preclude Tenant from making an independent claim for the value of Tenant's personal property which Tenant is entitled to remove under this Lease in such Condemnation Proceeding and Tenant's relocation expenses provided that such claim does not result in a reduction of Landlord's award.

                                   ARTICLE 15.
                                  HOLDING OVER

                  If Tenant without the consent of Landlord retains possession of the Premises, the Storage Area, or any part thereof after termination of the Term, Tenant shall pay to Landlord Rent (i) for the first sixty (60) days (or portion thereof) of such holding over at a rate equal to one hundred fifty percent (150%) of the Rent payable for the month immediately preceding the commencement of said holding over and (ii) thereafter at a rate equal to two hundred percent (200%) of the Rent payable for the month immediately preceding the commencement of said holding over, all as computed on a per month basis for each month or part thereof (without reduction for any partial month) that Tenant remains in possession, and in addition thereto, Tenant shall pay Landlord all direct and consequential damages sustained by reason of Tenant's retention of possession. Any such retention of possession shall constitute a month to month lease terminable in accordance with law.

                                   ARTICLE 16.
                             SURRENDER OF POSSESSION

                  Upon the termination of the Term Tenant shall immediately surrender the Premises and the Storage Area (together with any Changes) to Landlord in good order, repair and condition, ordinary wear and casualty losses for which Tenant is not responsible pursuant to the terms of this Lease and damage caused by acts or omissions of Landlord, its agents, contractors or employees excepted, and shall remove all office furniture and equipment, trade fixtures and other items of Tenant's property on the Premises and the Storage Area. Tenant shall pay Landlord upon demand the reasonable cost of repairing any damage to the Premises, the Storage Area, and to the Building not repaired by Tenant and caused by any such removal. If Tenant fails or refuses to remove any such property from the Premises, the Storage Area or the Building,

Tenant shall be conclusively presumed to have abandoned the same and Landlord may dispose of the same without incurring any liability therefor.

                                   ARTICLE 17.
                              DEFAULT AND REMEDIES

                  17.1. TENANT DEFAULTS AND LANDLORD'S REMEDIES. If Tenant shall default in the payment of any installment of the Rent or in the payment of any other sum required to be paid by Tenant under this Lease and such default shall continue for ten (10) days after written notice to Tenant, or if Tenant shall default in the observance or performance of any other covenant or condition in this Lease which Tenant is required to observe or perform and such default shall continue for thirty (30) days after written notice to Tenant (or, in the event Landlord determines, in its reasonable judgment, that (i) such default is capable of cure by Tenant and such default will not cause or contribute to a breach or default under any mortgage lien on the Building, (ii) Tenant commences the cure of such default within the foregoing thirty (30) day period, and (iii) Tenant diligently prosecutes the complete cure of such default in good faith, then such longer period as may be reasonably necessary to effect such cure), or if a default involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant, or if the interest of Tenant in this Lease shall be levied upon under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within sixty (60) days following the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not be dismissed within sixty (60) days from the date of appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease and thereupon at Landlord's option may, without notice or demand of any kind to Tenant or any other person, exercise one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

                           (a) Landlord may terminate this Lease and the estate
                  created hereby by giving Tenant written notice of such intent, in which event Landlord may forthwith repossess the Premises and the Storage Area and be entitled to recover forthwith, in addition to any other sums or damages for which Tenant may be liable to Landlord as damages, an amount, if any, equal to the Rent which would have been payable during any period of rent-free occupancy provided to Tenant by this Lease, the cost of all unamortized leasing commissions paid by Landlord in connection with this Lease, the unamortized portion (based upon the portion of the initial Term elapsed) of the cost to Landlord of the initial leasehold improvements to the Premises, and all other amounts paid to or on behalf of Tenant in connection with Tenant's entry into this Lease and occupancy of the Premises and the Storage Area (including without limitation any moving cost allowance, payments on lease(s) assumed by Landlord, payment for preparation of floor plans and the like), including Landlord's interest expense thereon, together with a sum of money equal to the net present value of the excess of the value of the Rent provided to be paid by Tenant for the balance of the Term over the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting for said period. The net present value shall be calculated using a discount rate of seven percent (7%) per annum.

                           (b) Landlord may terminate Tenant's right of
                  possession and may repossess the Premises and the Storage Area by forcible entry or unlawful detainer suit, by taking peaceful possession or otherwise without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this Lease for the balance of the then-existing Term of this Lease, as such Rent becomes due and payable under the terms of this Lease. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of such reletting to satisfy the Rent provided for in this Lease and the amounts recoverable (including broker's fees) by Landlord from Tenant pursuant to subparagraph (a) of this paragraph, Tenant shall satisfy and pay the same upon demand therefor from time to time. Landlord may file suit to recover any sums falling due from time to time and no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

No waiver of any default by Tenant shall be implied from any omission by Landlord to take any action on account of said default if such default persists or shall be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated. No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance with any obligation hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. The provisions of this Section shall survive any termination of this Lease. In the event of a default by Tenant under this Lease which continues beyond any applicable cure period, Landlord shall use reasonable good faith efforts to mitigate its damages in accordance with the laws of the State of Missouri.

                  17.2. LANDLORD'S DEFAULTS. If Landlord shall default in the observance or performance of any covenant or condition in this Lease which Landlord is required to observe or perform and such default shall continue for thirty (30) days after written notice to Landlord (or, in the event Landlord commences the cure of such default within the foregoing thirty (30) day period, and Landlord diligently prosecutes the complete cure of such default in good faith, such longer period as may be reasonably necessary to effect such cure), Tenant shall thereafter have the right to perform such covenant or effect the satisfaction of such condition and Landlord shall reimburse Tenant for Tenant's reasonable costs in connection therewith within thirty (30) days of receipt of Tenant's invoice therefor. Tenant may effect such performance only within the Premises and such portions of common areas of the Building necessary for the use and occupancy of the Premises, and further shall effect such performance without causing or contributing to any breach or default of other leases of the Building or any mortgage lien on the Building.

                                   ARTICLE 18.
                                   BANKRUPTCY

                  If a petition is filed by or against Tenant for relief under the bankruptcy laws of the United States (the "Bankruptcy Code"), and Tenant (including for the purposes of this section Tenant's successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease on the terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of the proposed assignee's future performance under this Lease, shall be given to Landlord by Tenant no later than twenty (20) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commission which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease. If this Lease is assigned pursuant to the provisions of the Bankruptcy Code, Landlord: (i) may require from the assignee a deposit or other security for the performance of assignee's obligations under this Lease in an amount substantially the same as would have been required by Landlord upon the initial leasing to a tenant similar to the assignee; and (ii) shall be entitled to receive as additional Rent, any amounts received by Tenant in connection with such assignment. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or documentation to have assumed all of the Tenant's obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease shall be deemed a waiver of Landlord's rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease, or to regain possession of the Premises if this Lease has neither been assumed nor rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this

Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

                                   ARTICLE 19.
                        INSURANCE AND WAIVER OF RECOVERY

                  19.1. INSURANCE. Tenant shall at all times during the Term maintain in full force and effect with respect to the Premises (a) commercial or comprehensive general liability insurance (on an occurrence and not claims-made basis) having the limits set forth in Article 1 hereof, (b) all risk property insurance upon all property owned or used by Tenant in the Premises in an amount equal to the full replacement cost thereof, (c) workers' compensation and employer's liability insurance in form and in at least the minimum amount required by law, (d) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder and (e) such other coverage as may be reasonably required by Landlord or any mortgagee of the Building, each in the standard form generally of use in the State of Missouri by a company reasonably satisfactory to Landlord. The amount of such insurance coverage shall be subject to increase upon the reasonable request of Landlord. Such insurance shall be subject to modification, exhaustion or cancellation only upon ten (10) days notice to Landlord. Tenant, at or prior to the Lease Commencement Date, and thereafter not less than thirty (30) days prior to the expiration of any such policy, shall furnish Landlord with an endorsement to all such insurance, such endorsement to be in a form reasonably acceptable to Landlord and any mortgagee of the Building and, at the request of Landlord, to name Landlord, and any such mortgagee as an additional insured.

                  19.2. WAIVER OF RECOVERY. Landlord and Tenant hereby mutually waive any and all rights of recovery against one another for real or personal property loss or damage occurring to the Premises or to the Building or any part thereof or any personal property located therein from perils which are able to be insured against in standard fire and extended coverage, vandalism and malicious mischief and sprinkler leakage insurance contracts (commonly referred to as "All Risk") issued in the State of Missouri (whether or not such insurance actually is carried). Such release shall include any deductible or self insured retention. Landlord and Tenant shall request their insurance carriers to consent to a waiver of all rights of subrogation against each other by inclusion of such a clause in their respective policies or by endorsement thereto.

                  19.3. INDEMNITY BY TENANT. Subject to the foregoing limited waiver, Tenant shall defend and indemnify Landlord and save Landlord harmless from and against any and all claims against Landlord arising from (a) Tenant's use or occupancy of the Premises or the conduct of Tenant's business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or Building, (b) the nonperformance of any covenant or agreement on Tenant's part to be performed pursuant to the terms of this Lease (including, without limitation, any claims arising from a breach or default under any other lease of the Building caused by or contributed to by Tenant's default under this Lease) or (c) any act or negligence of Tenant or of any of Tenant's agents, contractors, employees, invitees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in any such claim or in any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord, covenants to resist or defend at Tenant's expense such action or proceeding by counsel reasonably satisfactory to Landlord; provided, that the foregoing provision shall not be construed to make Tenant responsible for loss, damage, liability or defense resulting from injuries to third parties to the extent caused by the negligence of Landlord or Landlord's contractors, licensees, employees, guests and invitees.

                  19.4. INDEMNITY BY LANDLORD. Landlord shall defend and indemnify Tenant and save Tenant harmless from and against any and all claims against Tenant arising from (a) the nonperformance of any covenant or agreement on Landlord's part to be performed pursuant to the terms of this Lease, or (b) any act or negligence of Landlord or any of Landlord's agents, contractors, employees, invitees or licensees (but not including, in any event, other tenants of the Building and their respective agents, contractors, employees, invitees or licensees), and from and against all costs, counsel fees, expenses and liabilities incurred in any such claim or in any action or proceeding brought thereon; and in case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, covenants to resist or defend at Landlord's expense such action or proceeding by counsel reasonably satisfactory to Tenant; provided that the foregoing provision shall not be construed to make Landlord responsible for loss, damage, liability or defense resulting from injuries to third parties to the extent caused by the negligence of Tenant or Tenant's contractors, licensees, employees, guests and invitees. It is expressly understood and agreed that none of Landlord's covenants, undertakings and agreements under this Lease are made or intended as personal covenants, undertakings or agreements by Landlord, and any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord's interest in the Building, and no personal liability is assumed by or at any time may be asserted against Landlord.

                  19.5. LANDLORD'S INSURANCE. Landlord shall at all times maintain in full force and effect with respect to the Building commercial or comprehensive general liability insurance having the limits set forth in Article 1 hereof and property damage insurance with respect to the Building of a type and in commercially reasonable amounts comparable to insurance obtained by other similarly situated landlords.

                  19.6. TENANT'S SELF-INSURANCE; BLANKET POLICIES. Tenant may satisfy its obligations under Section 19.1, in whole or in part, by means of self-insurance (provided Tenant has a net worth of at least Four Hundred Million and No/100 Dollars ($400,000,000.00), sufficient evidence of which shall be Tenant's most recent annual report), or a so-called blanket policy. Tenant's blanket policy permitted hereunder shall specifically allocate to the liabilities required to be insured by Tenant under this Article an amount not less than the amount of insurance required to be carried by Tenant under this Article.

                                   ARTICLE 20.
                           TAXES ON TENANT'S PROPERTY

                  20.1. PERSONAL PROPERTY TAXES. Tenant shall be liable for and shall pay before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against

Landlord or Landlord's property or if the assessed value of the Building is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessments, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event, at Tenant's sole cost and expense, Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered to belong to Tenant.

                  20.2. EXCESS REAL ESTATE TAXES. If the leasehold improvements in the Premises and/or the Storage Area, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which leasehold improvements conforming to Landlord's building standard work in other space in the Building are assessed, then the real property taxes and assessments levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 20.1 above. If the records of the City Assessor are available and sufficiently detailed to serve as a basis for determining whether said improvements are assessed at a higher valuation than Landlord's building standard work, such records shall be binding on both Landlord and Tenant. If the records of the City Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

                                   ARTICLE 21.
                         AMERICANS WITH DISABILITIES ACT

                  Landlord shall be responsible for compliance with the requirements of the Americans with Disabilities Act (the "ADA") with respect to the Building shell, lobbies, restrooms (including Building Standard restrooms on floors fully occupied by Tenant), and other common areas of the Building, and agrees to hold Tenant harmless with respect to failure by Landlord to fulfill Landlord's obligations under the ADA with respect to those areas. Tenant shall be responsible for compliance with the requirements of the ADA with respect to the Premises and the Storage Area, and the use and occupancy of the Premises and the Storage Area by Tenant, and agrees to hold Landlord harmless with respect to failure by Tenant to fulfill Tenant's obligations under the ADA with respect to the occupancy and use of the Premises and the Storage Area.

                                   ARTICLE 22.
                               HAZARDOUS MATERIALS

                  The Building was constructed in compliance with the codes and regulations in effect at the time of construction. Landlord agrees to comply with all applicable laws and regulations relating to hazardous materials associated with the Building structure and common areas. The foregoing does not relate to compliance with laws or regulations which are applicable to the use or occupancy of premises in the Building by individual tenants or the conduct of such tenant's business in those premises and compliance with those laws and regulations shall be the sole responsibility of the individual tenants. As of the date of this Lease, to the best of Landlord's knowledge, the Premises contain no asbestos and Landlord has received no notice with respect to the Building from any governmental agency of any violation of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), Resource Conservation and Recovery Act ("RCRA") or any similar law or regulation in effect in the State of Missouri. Tenant agrees to comply with all applicable laws and regulations relating to hazardous materials and Tenant shall not use, store, dispose of, or generate any such materials in, on or about the Premises, the Storage Area, or the Building, except as customarily used for general office purposes, which materials may be utilized and subsequently disposed of only in strict compliance with all applicable laws and regulations and insurance requirements applicable to the Building.

                                   ARTICLE 23.
                               GENERAL PROVISIONS

                  23.1. COSTS AND EXPENSES OF ENFORCEMENT: If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises and the Storage Area, the losing party shall reimburse the prevailing party for the reasonable fees and costs of attorneys, including the reasonable fees and costs of investigators and experts engaged in connection with such action and reasonable fees, costs and expenses incurred in connection with any appeal, all of which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment. The "prevailing party" shall be the party that prevails in obtaining a remedy or relief which most nearly reflects the remedy or relief which that party sought.

                  23.2. LATE FEES: All amounts due Landlord under this Lease shall be considered past due for the purposes hereof on the tenth (10th) day after the due date and shall bear interest from such date until paid at an annual rate equal to four percent (4%) in excess of the then publicly announced Prime Rate of Firstar Bank, N.A., or its successor (the "Bank") which rate shall change as and when such Prime Rate shall be changed by such Bank, or the highest lawful rate, whichever is less. If the Bank no longer exists, then in such event, Landlord may designate another bank doing business in the City or County of St. Louis, Missouri to determine the Prime Rate for purposes of this section.

                  23.3. NOTICES: All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and (c) by telecopier (with answer back acknowledged), addressed if to Landlord at Landlord's address set forth in Article 1 hereof, or at such other address designated from time to time by Landlord, or if to Tenant, at Tenant's address set forth in Article 1 hereof, or at such other address designated from time to time by Tenant. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day. The copy of the notice delivered to Tenant's counsel shall be a courtesy copy only, and the failure to provide such courtesy copy shall have absolutely no effect or entitle Tenant to any remedy whatsoever. In no event shall Landlord's failure to deliver such courtesy copy affect the validity of any notice to Tenant, which notice shall be effective whether or not the courtesy copy was given to Tenant's counsel.

                  23.4. LANDLORD'S RIGHT TO TRANSFER INTEREST: Landlord has the right to transfer Landlord's interest in the Building and in this Lease, and upon any such transfer, and in the event such transfer occurs prior to Landlord's substantial completion of the Tenant Improvements, upon such transferee's written assumption of Landlord's obligations hereunder, Landlord shall automatically be released from all liability accruing under this Lease after the date of such transfer, and Tenant shall look solely to such transferee for the performance of Landlord's obligations hereunder, Landlord's (and such transferee's) liability in any event to be without personal liability or recourse to any assets other than Landlord's or such transferee's interest and title in and to the Building. Landlord may assign Landlord's interest in this Lease to a mortgage lender as additional security provided that such assignment shall not release Landlord from Landlord's obligations hereunder and Tenant shall continue to look solely to Landlord for the performance of Landlord's obligations hereunder.

                  23.5. ENTIRE AGREEMENT: This Lease, together with the Exhibits referenced in Article 1 and Addendum(s), if any, constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall be binding upon the parties hereto and their respective heirs, personal representatives, executors, successors and permitted assigns, as the case may be. All terms used in this Lease shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the context may require.

                  23.6. APPLICABLE LAW AND PARTIAL INVALIDITY: This Lease shall be governed by and enforced in accordance with the laws of the State of Missouri. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision.

                  23.7. AMENDMENT: This Lease may not be altered, amended, modified, or extended except by written instrument signed by Landlord and Tenant.

                  23.8. WAIVER: The waiver by either Landlord or Tenant of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, condition or covenant of this Lease. No failure either by Landlord or Tenant to take action against the other party hereto on account of any failure by such party to perform any of such party's obligations under this Lease shall be deemed to be a waiver by the non-defaulting party, except only where the non-defaulting party has provided the other party a written waiver, signed by the non-defaulting party.

                  23.9. BROKERAGE: Each of the parties hereto warrants to the other that, except as set forth in Article 1 hereof, such party has not obligated the other party for any finders', brokers' or other agents' commission, fees or other remuneration in connection with this Lease; and each shall indemnify and hold the other harmless from and against any and all claims for such fees alleged to have been incurred by the indemnifying party in connection with this Lease. Landlord and Tenant acknowledge that Colliers Turley Martin Tucker has designated agents Hany Abounader and Tom Murray as the Listing Agents for One Financial Plaza which is delineated under a listing contract with Landlord. The Listing Agents are acting solely on behalf of Landlord in connection with this Lease. Landlord and Tenant further acknowledge that Colliers Turley Martin Tucker has designated agents Clarence Turley, Larry Reed and Terry McCaffrey as Tenant's agents acting solely on behalf of Tenant.

                  23.10. LEASE ESTOPPEL CERTIFICATE: Tenant from time to time, upon not less than ten (10) days prior written request by Landlord, will promptly deliver to Landlord a duly executed Lease Estoppel Certificate in the Building standard form (attached hereto as Exhibit G).

                  23.11. FORCE MAJEURE: Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials, governmental restrictions, regulations or controls, enemy or hostile government action, civil commotion, fire or other casualty or other causes beyond the reasonable control of the party required to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except for the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease. In accordance with the provisions of Section 3.2 of this Lease, in the event any such prevention, delay or stoppage occurs prior to the date the Premises are ready for occupancy, the Lease Commencement Date, the Rent Commencement Date and the Lease Expiration Date shall be delayed for a period equal to any such prevention, delay or stoppage.

                  23.12. LEASE TERMINATION: This Lease may be terminated only in accordance with its terms, and no unilateral termination by Tenant or voluntary surrender of this Lease by Tenant shall be effective unless such termination or surrender shall be accepted by Landlord in writing.

                  23.13. RELATIONSHIPS: Nothing contained in this Lease shall be deemed to constitute or be construed to create any relationship between Landlord and Tenant other than that of lessor and lessee.

                  23.14. AUTHORITY: Each party, in the event that it is a Corporation, hereby covenants and warrants that (a) it is duly authorized to do business in the State of Missouri; (b) the person executing this lease on behalf of the party is an officer of such party duly authorized by such party to sign and execute this Lease on such party's behalf; and (c) this Lease is a valid and binding obligation of such party, enforceable in accordance with the Lease's terms.

                  23.15. NON-BINDING UNLESS SIGNED; COUNTERPARTS; FACSIMILE
COPIES: Submission of the form of this Lease for examination shall not bind Landlord in any manner, and no lease or other obligation of Landlord shall arise until this instrument is signed by both Landlord and Tenant, and delivery is made to each party. This Lease may be executed in counterparts, each of which shall constitute an original. The parties may sign this Lease by telefaxed copies, and any such telefaxed copy shall be deemed to be an original and no objection shall be made to the introduction into evidence of any telefaxed copy on grounds related to the telefaxed copy not being an original, but, in such event, executed originals shall be forwarded to the other parties at the request of any party.

                  23.16. RIGHTS: No rights to any view or to light or air over any property, whether belonging to Landlord or any other person are granted to Tenant by this Lease.

                  23.17. REQUIREMENTS OF LENDER: If a lender requires as a condition to lender's lending funds, the repayment of which is to be secured by a financial encumbrance on the Building, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise materially change the rights or obligations of Tenant hereunder, Tenant shall, upon Landlord's reasonable request, execute appropriate instruments effecting such modifications.

                  23.18. LEASE PAYMENTS: Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy obligations of Tenant hereunder in such order and amounts as Landlord in Landlord's sole discretion may elect.

                  23.19. PARKING SPACES: Tenant shall have the use of the number of reserved parking spaces in the Building Garage as set forth in Article 1 hereof and shown on Exhibit J on a 24 hour basis. Landlord shall mark such spaces as "reserved" but shall have no obligation to monitor the use of such spaces. Subject to the continued effectiveness of the lease for the St. Louis Centre Garage, Tenant shall have the use of the number of unreserved parking spaces in the St. Louis Centre Garage as set forth in Article 1 hereof during Normal Business Hours and upon payment of the Monthly Rent therefor set forth in
Article 1 for such space(s), which Monthly Rent may be changed by Landlord upon thirty (30) days advance written notice given to Tenant to a rate not exceeding the lowest published (or otherwise objectively verifiable) monthly rate in the St. Louis Centre Garage, but in any event not lower than the rate for such spaces charged by the LCRA to the Landlord pursuant to the lease for the St. Louis Centre Garage.

                  23.20. LANDLORD'S LIABILITY: Notwithstanding any other provision hereof to the contrary, Landlord or Landlord's agents shall not be liable for any damage to property entrusted to employees or agents of Landlord, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever. Landlord or Landlord's agents shall not be liable for interference with the light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises, in the Storage Area, or in the Building or of defects therein or in the fixtures or equipment.

                  23.21. CONFIDENTIALITY: The terms and conditions of this Lease are confidential and may not be disclosed by Tenant or Tenant's Representatives to any third parties without the prior written consent of Landlord.

                  23.22. TENANT'S FINANCIAL STATEMENTS: Tenant represents and warrants to Landlord that the financial statements delivered to Landlord prior to the execution of this Lease, if Landlord requested such financial statements, properly reflect the true and correct value of all the assets and liabilities of Tenant and Guarantors, if any. Tenant acknowledges that in entering into this Lease, Landlord is relying upon such statements. Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements two (2) years prior to the current financial statement year, but Landlord shall not be entitled to make such a request more than one (1) time per calendar year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

                  23.23. LANDLORD'S DEFAULT: In the event of any default on the part of Landlord, Tenant shall give notice by certified mail to any holder of a financial encumbrance covering the Building, whose address shall have been furnished to the Tenant, and shall offer such holder a reasonable opportunity to cure the default, which time period shall not be any shorter than the period set forth in Section 17.2 of this Lease.

                  23.24. SIGNAGE: Tenant shall have the right to install signage in the locations depicted on Exhibit A-1 to this Lease (the "Signage Plan"), which signage shall be subject to compliance with all applicable laws, statutes, rules, regulations and ordinances. Tenant further acknowledges that (i) any exterior signage on the side of the Building facing Broadway shall be at an elevation below the elevation at which Stifel, Nicolaus & Company, Incorporated ("Stifel") has exclusive signage rights pursuant to its lease with Landlord dated as of September 30, 1998 for space in the Building (the "Stifel Lease"), and (ii) any exterior signage on the side of the Building facing Washington shall be at an elevation below the elevation at which Stifel is permitted to maintain signage pursuant to the Stifel Lease. In the event the locations or other features of the signage described on Exhibit A-1 to this Lease shall not be permissible under applicable laws, statutes, rules, regulations or ordinances or under the Stifel Lease, Landlord and Tenant agree to use reasonable efforts to adjust the standards for such signage in such manner as may be necessary to provide substantially equivalent identification of Tenant's business (which adjustment, if any, shall be reflected in an acknowledgment agreement prepared by Landlord and delivered to Tenant, and countersigned by Tenant). Landlord agrees, as an accommodation to Tenant, to cooperate with Tenant to obtain Stifel's consent for Tenant's signs; provided, however, that Landlord shall not be obligated to incur any costs, waive any legal rights or make any concessions in connection with said cooperation.

                  All such signs shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

                  23.25. WAIVER OF TRIAL BY JURY: Tenant hereby agrees not to elect a trial by jury of any issue triable of right by jury, and waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to the claim, counterclaim or other action arising in connection therewith. This waiver of right to trial by jury is given knowingly and voluntarily by Tenant, and is intended to encompass individually each instance and each issue to which the right to a trial by jury would otherwise accrue. Landlord is hereby authorized to file a copy of this paragraph in any proceeding as conclusive evidence of this waiver by Tenant.

                  23.26. HEADINGS: The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  23.27. TIME OF THE ESSENCE: Time is of the essence with respect to the performance and observance of all of the terms, covenants and conditions hereof by Tenant.

                  23.28. LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket expenses incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys', engineers' or architects' fees, within ten days after Landlord's delivery to Tenant of a statement of such costs. Tenant shall be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

                  23.29. TELECOMMUNICATIONS. Tenant and its telecommunications companies, including, but not limited to, local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building for the installation and operation of telecommunications systems, including, but not limited to, voice, video, data and any other telecommunications services provided over wire, fiber optic, microwave, wireless and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent.

                  23.30. DISCLAIMER OF IMPLIED WARRANTIES. Landlord expressly disclaims any implied warranty that the Premises are suitable for Tenant's intended commercial purpose, and Tenant's obligation to pay rent and additional rent hereunder is not dependent upon the condition of the Premises or the performance by Landlord of its obligations hereunder, and, except as otherwise expressly provided herein, Tenant shall continue to pay the rent and additional rent, without abatement, or reduction (except as expressly set forth in Section
7.3 and Articles 13 and 14 of this Lease) or setoff or deduction notwithstanding any breach by Landlord of its duties or obligations hereunder, whether express or implied.

                  23.31. LEASE YEAR. The term "lease year" means a period of time during the term of this Lease conforming to the following: The first lease year means the period commencing on the Lease Commencement Date and ending August 31, 2002 (subject to adjustment in accordance with the provisions of this Lease) and succeeding lease years during the term of this Lease shall commence and end on dates corresponding to those on which the first lease year commences and ends.

                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                  IN WITNESS WHEREOF, the undersigned have caused this Lease to be signed and delivered on their behalf on the dates set forth below.

TENANT:

JACOBS ENGINEERING GROUP, INC.

By:______________________________
   Name: ________________________
   Title:________________________

Date:____________________________



LANDLORD:

EBS BUILDING, L.L.C.

By:      PricewaterhouseCoopers LLP, its Manager,


By: _______________________________
    Name:__________________________
    Title:_________________________

Date:______________________________

                                    EXHIBIT A
                                   FLOOR PLAN

                                   EXHIBIT A-1
                                  SIGNAGE PLAN



                        [ATTACH DRAWING OF SIGN LOCATION]

                                    EXHIBIT B


                              INTENTIONALLY OMITTED

                                    EXHIBIT C
                      WORK TO BE PERFORMED ON THE PREMISES

                  The timing of the plan submittal and approval process and the related timing, delivery and approval requirements (collectively the "Approval Procedures") is very important to completion of construction in the Premises and the readiness of the Premises for occupancy on the Lease Commencement Date. Each party agrees to comply with the Approval Procedures and the timing, as stated in Paragraph B and C below, in order to prevent a delay in the Lease Commencement Date. In the event that any delay by Tenant in the Approval Procedures or other Tenant Delays should delay the readiness of the Premises for occupancy on the Lease Commencement Date, the Lease shall nevertheless continue in effect, and Rent shall be due and payable on the Rent Commencement Date, without abatement.

                  A. TENANT IMPROVEMENT ALLOWANCE. Up to Three Million Two Hundred Eighty Seven Thousand Eight Hundred Thirty Five and 00/100 Dollars ($3,287,835.00) (consisting of Twenty and 00/100 Dollars ($20.00) per rentable square foot for the 151,893 rentable square feet located on the Second, Third, Fourth and Eleventh Floors of the Premises and Twenty Five and 00/100 Dollars per rentable square foot for the 9,999 rentable square feet located on the First Floor of the Premises) (the "Tenant Improvement Allowance"), to be used only for
(i) the Construction Costs (as hereinafter defined), including without limitation, reasonable space planning, preparation of construction drawings, materials, interior signage, the cost of any construction permits, and Landlord's construction management fee in the amount of five percent (5%) of the aggregate Construction Costs, and (ii) Tenant's Moving Expenses, as defined below, up to Eight Hundred Nine Thousand Four Hundred Sixty and 00/100 Dollars ($809,460.00) (the "Moving Expense Sub-Allowance"). The term "Moving Expenses" shall mean moving materials, labor, advertisements, business cards, stationery, phone listings, hiring temporary employees relating to the move, and the like. The Tenant Improvement Allowance shall not include the costs and expenses incurred by Landlord to perform certain work to the Second, Third, Fourth and Eleventh Floors of the Premises necessary to deliver the same in "white-box" condition prior to the commencement of construction of the tenant improvements, which "white-box" work to be performed by Landlord is detailed in Schedule 1 attached hereto and incorporated herein by reference. Landlord shall have no "white box" obligations with respect to the First Floor of the Premises. Delivery of the Second, Third, Fourth and Eleventh Floors of the Premises in "white-box" condition shall not require Landlord to replace any light fixtures or to replace the ceiling grid, unless otherwise expressly provided in Schedule 1 hereto. The Tenant Improvement Allowance shall also not include the costs and expenses incurred by Landlord to install security glass around the open atrium and the stairwells on Floors Three and Four of the Premises and to construct a corridor on the First Floor of the Premises. The Tenant Improvement Allowance shall not, however, be used for the purchase of Tenant's furnishings (other than permanently affixed improvements, such as wallpaper and casework), trade fixtures, equipment or supplies, all of which shall be paid for by Tenant, without allowance or reimbursement from Landlord.

                  B. CONTRACTOR FOR THE TENANT IMPROVEMENTS. At Tenant's request, Landlord has agreed that Interior Systems Contracting, Inc., a Missouri corporation, d/b/a ISC ("ISC") shall be engaged by Landlord as the contractor for the construction of the improvements to the Premises. Landlord's agreement is conditioned upon ISC agreeing to indemnify Landlord for any and all loss arising out of or relating to ISC's failure to complete the improvements to the Premises on or prior to October 1, 2001, to the extent such failure is not caused by a Tenant Delay (as defined in Section 3.2 of the Lease) or force majeure.

                  In the event ISC does not agree to the foregoing indemnity, Landlord shall obtain additional construction bids from ICS and Niehaus Construction Co. Tenant and Landlord shall each be provided with a copy of each bid and an opportunity to review the same. The contractor for the improvements to the Premises must be jointly approved by Tenant and Landlord, and shall be engaged by Landlord. Tenant shall approve the contractor promptly upon request by Landlord, and in any event within four (4) business days after receipt of the last of the foregoing bids.

                  Concurrent with the delivery of its construction bid, the contractor for the improvements to the Premises shall deliver to Landlord and Tenant a proposed construction schedule, committing to a date upon which the Premises shall be ready for occupancy. In the event that such date is after October 1, 2001, Landlord and Tenant shall each execute and deliver to the other an amendment to this Lease stipulating as to any adjustments to the Lease Commencement Date as may be necessary to permit said contractor to deliver the Premises ready for occupancy. Under such circumstance, the Rent Commencement Date shall remain September 1, 2002, subject to adjustment pursuant to Section
3.2 of the Lease.

                  C. APPROVAL PROCEDURES. The following paragraphs set forth the process for approval of the space plan and construction documents:

                                    1. On or before March 19, 2001, Landlord and
                  Tenant shall inspect the Premises with Landlord's demolition contractor to determine the demolition schedule (the "Demolition Schedule"), which inspection shall include the identification by Tenant of any and all existing improvements that Tenant determines, in its reasonable discretion, to retain for use in the Premises (the "Salvaged Improvements"); provided, however, that in the event the retention of the Salvaged Improvements causes an increase in Landlord's demolition costs relating to Landlord's "white-box" work, Landlord shall provide Tenant written notification of such increase on or before March 22, 2001, and Tenant shall thereafter have three (3) business days to notify Landlord in writing either (i) confirming the retention of said Salvaged Improvements (in which case any such increase shall be deducted from the Tenant Improvement Allowance) or (ii) rescinding its request for the retention of the Salvaged Improvements (in which case Landlord shall cause the demolition of the same, at Landlord's cost). In the event Tenant fails to respond within said three (3) business day period, the Salvaged Improvements shall be deemed to have been retained by Tenant and Landlord shall deduct said increased demolition costs from the Tenant Improvement Allowance.

                                    2. Tenant shall, at Tenant's sole cost and
                  expense, prepare a preliminary space plan for the proposed improvements to the Premises, which

                  Tenant shall deliver to Landlord for review and approval not later than April 16, 2001. Landlord shall then have five (5) business days to return the same to Tenant, marked approved, or with Landlord's necessary changes indicated and Tenant shall thereafter incorporate said changes and return the same to Landlord within five (5) business days (the preliminary space plan, as revised by Tenant to incorporate Landlord's necessary changes is hereinafter referred to as the "Preliminary Space Plan"). Tenant may prepare further modifications to the Preliminary Space Plan from time to time prior to Tenant's CD Submittal Date and Tenant shall submit revised plans to Landlord with regard to any material modifications to the Preliminary Space Plan. Landlord shall have five (5) business days after receipt of Tenant's modifications to the Preliminary Space Plan to approve or indicate modifications and return the same to Tenant.

                                    3. Tenant shall commence the preparation of
                  the plans and specifications (the "Construction Documents") necessary to construct the Premises, and Tenant shall deliver the Construction Documents to Landlord for review and approval no later than June 4, 2001 (the "Tenant's CD Submittal Date"). Landlord shall review the Construction Documents and shall either return the same to Tenant, marked approved or with Landlord's necessary changes indicated no later than June 11, 2001 (the "Landlord's CD Approval Date"). In the event that Landlord indicates changes to the Construction Documents, Tenant shall promptly make the indicated changes and return the revised Construction Documents to Landlord for final approval on or prior to June 18, 2001 ("Tenant's Subsequent CD Submittal Date"). Construction Documents, with the requested revisions from Landlord, must be signed by the Tenant on or before June 22, 2001 (the "Approved Construction Documents") to authorize Landlord to complete the work to the Premises (work on the Premises will not begin until such approval is received by Landlord).

                                    4. Within ten (10) business days of receipt
                  of the Approved Construction Documents, Landlord will provide to Tenant the cost of the construction of such work and any costs attributable to the retention of the Salvaged Improvements (collectively, the "Construction Costs"). If the Construction Costs are not in excess of the Tenant Improvement Allowance, Landlord shall proceed promptly with the necessary construction. If the Construction Costs are in excess of the Tenant Improvement Allowance, Landlord will so advise Tenant, detailing the costs and overruns and will permit Tenant a reasonable time (not to exceed five (5) days from the date of such notice) to revise the Construction Documents (in a manner acceptable to Landlord) to reduce the Construction Costs or approve the Construction Costs with such excess costs payable by Tenant as set forth below.

                  D. CONSTRUCTION. In accordance with the Approved Construction Documents, Landlord shall cause the construction of the improvements to the Premises by ISC or such other contractor as approved by Landlord and Tenant pursuant to Section B above. In the event the Construction Costs pursuant to the Approved Construction Documents exceed the

Tenant Improvement Allowance, Tenant shall be responsible for payment of the excess costs. Tenant shall pay such excess costs to Landlord as follows:

                           1. At any time and from time to time after Landlord's
                  expenditure of the Tenant Improvement Allowance (net of customary holdbacks), Landlord shall provide Tenant with a written request for payment of all or a portion of Tenant's share of the Construction Costs accrued through the date of such request (the "Payment Request"), which Payment Request shall identify the sum due Landlord and shall include a copy of ISC's invoice (if any). Landlord shall not make a Payment Request more frequently than twice per month.

                           2. Tenant shall have five (5) business days from
                  receipt of the Payment Request to issue a check to Landlord in the amount requested. Tenant's failure to pay each such Payment Request within the time period herein provided shall constitute a Tenant Delay pursuant to Section 3.2 of the Lease.

                  No credit shall be given if the cost of construction, pursuant to the Approved Construction Documents, is less than the Tenant Improvement Allowance.

                  In the event that Tenant requests any modifications to the Approved Construction Documents ("Change Orders"), Tenant, upon written approval from the Landlord of the Change Order, will pay Landlord the total amount of such costs as estimated by or on behalf of Landlord within ten (10) days of Landlord's approval of the Change Order.

                             SCHEDULE 1 TO EXHIBIT C

                           Landlord's "White-Box" Work

         Landlord shall, at Landlord's sole cost and expense, perform the following "white-box" work in the Second, Third, Fourth and Eleventh Floors of the Premises:

         1.       Demolition of all non-load bearing walls

         2.       Removal of all unused telephone and data cable

         3.       Drywall and tape all remaining walls

         4.       Cap or place outlets on all remaining electric locations

         5.       Maintain light fixtures at all current locations

         6. Remove and clean all discolored ceiling tiles or, at Landlord's sole option, replace all ceiling tiles with comparable "new" ceiling tiles, to be stacked on each floor (installed, at Landlord's cost, upon completion of construction of the improvements to the Premises)

         7. All ceiling grids to be consistent across the respective floors (but not from floor to floor)

         8. Floors to be in broom-clean condition, free of all flooring materials and electrical outlets

         9.       Retention of Salvaged Improvements

         10. All existing mechanical, electrical and plumbing to be placed in working condition.

         11. Removal of the halon system from the Second Floor of the Premises.


                             SCHEDULE 1 TO EXHIBIT C

                                    EXHIBIT D
                                 BUILDING RULES

                  Tenant's use of the Building and Premises shall be governed by the following rules, which Landlord shall use reasonable efforts to enforce on a uniform basis. Landlord reserves the right to unilaterally amend or add to the rules, and such amendments and additions shall be effective when notice of the same is given to Tenant in the manner provided in the Lease.

                  1. Nothing shall be displayed, painted or affixed by Tenant on any part of the exterior or interior of the Building (except within the Premises) without the prior written consent of Landlord, and then only of such color, size, style and material as shall be approved by Landlord. Nothing shall be placed in the Premises which may be visible from the exterior of the Building (including window treatments) without the prior written consent of Landlord.

                  2. Landlord shall furnish Tenant with two (2) keys to each door lock for the Premises. Additional keys shall be procured from Landlord and paid for by Tenant. No additional or replacement locks shall be placed on any door of the Premises, and Tenant shall not permit duplicate keys to be made. Tenant shall be solely responsible for the security of all keys to the Premises. All keys furnished to Tenant shall be surrendered to Landlord at the termination of the Term.

                  3. If Tenant desires additional wiring connections, Landlord shall direct the electricians as to where the wires are to be introduced and without such directions no boring or cutting for wiring shall be permitted.

                  4. Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heat generating device or air conditioning apparatus in or about the Premises or carry on any mechanical business therein. Tenant shall not install any vending machines other than for use by Tenant's employees; however Tenant may install a refrigerator, microwave or coffee maker in the Premises for use solely by Tenant's employees.

                  5. The common areas of the Building shall not be obstructed by Tenant or used in any way except for ingress and egress to and from the offices. Tenant shall place no objects outside Tenant's premises.

                  6. The bathroom fixtures shall not be used for purposes other than those for which they were constructed. The cost of repairing any damage caused by Tenant resulting from misuse of such fixtures shall be borne by Tenant.

                  7. Tenant shall not permit littering of the common areas of the Building.

                  8. Tenant shall not make noises, cause disturbances or vibrations or use any electrical or electronic devices or other devices that emit sound or other waves or disturbances or create odors, any of which may be offensive to other tenants of the Building or which would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any musical instrument or equipment or any similar device inside or outside the Premises without the prior written consent of Landlord. The use thereof, if permitted, shall be subject to control of Landlord to the end that others shall not be disturbed or annoyed.

                  9. Tenant shall not waste utility services and shall cooperate fully with Landlord to assure the most effective operation of the Building's HVAC system and shall not adjust any controls other than thermostats installed for Tenant's use. Tenant shall keep corridor door(s) closed.

                  10. Tenant assumes full responsibility for protecting Tenant's space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

                  11. No animals, birds, bicycles or other vehicles shall be allowed in any part of the Building without the prior consent of Landlord.

                  12. Any person or person (other than the janitor of Landlord) who shall be employed for the purpose of cleaning or maintaining the Premises shall be employed at Tenant's cost, subject to the terms of the Lease, and Landlord shall in no way be responsible for any loss of property on or from the Premises, however occurring, by such person.

                  13. Tenant shall not accumulate or store on the Premises any waste paper, discarded records, books and paper files, sweepings, rags, rubbish or other combustible matter. Tenant shall not place in any trash receptacle any material which cannot be disposed of in the ordinary course, and Tenant shall keep all trash within Tenant's Premises. All garbage and refuse disposal shall be made in accordance with Landlord's instructions as designated from time to time.

                  14. Tenant shall not make any room to room canvass to solicit business from other tenants in the Building and shall not exhibit, sell, or offer to sell, use, rent or exchange any item or service in or from the Premises unless within the Permitted Use.

                  15. Landlord reserves the right to exclude from the Building all disorderly persons, persons under the influence of alcohol or a controlled substance, idlers and peddlers, solicitors, and persons entering in crowds or in such unusual numbers as to cause inconvenience to the tenants of the Building.

                  16. Any parking spaces included in the Lease shall be used only for the personal automobiles, sports utility vehicles, vans and pick-up trucks (all of widths, heights, lengths and other dimensions fitting within the garages and Building Standard Parking spaces) of Tenant and Tenant's employees and guests (no trucks, motor homes and the like). Landlord reserves the right to designate locations for one or more of such parking spaces. Upon Landlord's request, Tenant promptly shall furnish Landlord the names, vehicle descriptions and vehicle license numbers of each authorized user of Tenant's parking spaces. Tenant shall be liable for all costs and expenses suffered or incurred by Landlord in the towing of illegally parked vehicles of Tenant, Tenant's employees or guests. Landlord shall have no obligation to monitor the use of any such spaces.

                  17. Tenant shall comply with all Conditions (as defined in the Lease) in connection with Tenant's use and occupancy of the Premises.

                  18. All deliveries to the Premises shall be subject to the reasonable control of Landlord as to place and time of deliveries.

                  19. The common areas of the Building are a no smoking area in which no smoking of any kind, including but not limited to cigarettes, cigars, pipes, or any other device, is permitted except in an area specifically designated by Landlord as an area where smoking is permitted. Landlord shall not be responsible for violations of this provision by any Tenant of the Building, Tenant's employees, visitors, contractors, or subcontractors. In the event Landlord seeks to enforce this provision against Tenant, Tenant shall pay all costs and expenses of every kind including, without limitation, all court costs and attorneys fees and charges. In the event Landlord seeks any injunctive relief to prevent violations of this provision of the Lease, Tenant agrees that if a bond is required by the court, that the amount of such bond not exceed $100.00. Landlord further reserves the absolute right to designate the entire areas of the Builders, grounds and Premises as non-smoking.

                  20. Tenant may not advertise the sale or issuance of securities from the first floor common areas of the Building or from first floor leased premises visible from the first floor common areas or exterior of the Building (provided that for purposes of this prohibition the term "securities" shall not be considered to include certificates of deposit and similar bank accounts customarily sold or issued in connection with retail and commercial banking operations). If the Premises are situated on the first floor of the Building, Tenant may not use the Premises for the sale or issuance of securities (subject to the same proviso set forth in the preceding sentence).

                                    EXHIBIT E
                          LEASE COMMENCEMENT AGREEMENT

TENANT:           JACOBS ENGINEERING GROUP, INC.

LANDLORD:         EBS BUILDING, L.L.C.

BUILDING:         ONE FINANCIAL PLAZA

PREMISES:
                  -----------------------------------------
DATE OF ORIGINAL LEASE EXECUTION:
                                    -----------------------
                  This Lease Commencement Agreement is executed by Tenant and Landlord pursuant to the provisions of the Lease referenced above, and shall be attached thereto and become a part thereof for all purposes.

                  1. Tenant hereby acknowledges that it has inspected the Premises and finds same to be substantially complete, in a tenantable condition and now suitable for Tenant's intended use.

                  2. Tenant and Landlord hereby agree that all work to be done to the Premises is acceptable and that the only work remaining to be done to the Premises, all of which is of a minor nature, is as follows:
______________________________________________________. Such work is the responsibility of _________________________ Landlord to complete and said party hereby agrees to promptly undertake the completion of same. Tenant hereby agrees that such work may be completed after it has taken occupancy of the Premises and the term of the Lease has commenced; and further, that Tenant shall not be entitled to any abatement of Tenant's rent or other compensation as a result thereof.

                  3. Tenant and Landlord hereby agree, pursuant to Section 3.2 of the Lease, that the actual Lease Commencement Date of the term of the Lease shall be __________________ and that the rent, as provided for in the Lease, shall commence as of ___________, 2002, and further, that the Lease will terminate at Midnight (local time) on ______________________, if not otherwise terminated pursuant to the previsions of the Lease.

                  Executed this ______________ day of ________________, 20____

TENANT:

JACOBS ENGINEERING GROUP, INC.

By:
   --------------------------------
   Name:
        ---------------------------
   Title:
         --------------------------

Date:
     ------------------------------



LANDLORD:

EBS BUILDING, L.L.C.

By:      PricewaterhouseCoopers LLP, its Manager


By:
   --------------------------------
   Name:
        ---------------------------
   Title:
         --------------------------

Date:
     ------------------------------

                                    EXHIBIT F
                                     FORM 1
                            CONTRACTOR'S LIEN WAIVER

STATE OF MISSOURI )
                  )  SS.  WAIVER
CITY OF ST. LOUIS )

                  WHEREAS, _____________________ ("Contractors") has/have been employed by JACOBS ENGINEERING GROUP, INC., as Tenant of the Premises described below, to perform construction as a general contractor upon the following described premises, to-wit:


("the Premises"), the specific terms and conditions of such employment being governed by that certain Agreement dated the ________ day of __________, 20__, and

                  WHEREAS, EBS Building, L.L.C. ("Landlord") is Landlord of the Premises.

                  NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Contractor does hereby waive any right it may have to file any and all mechanic's liens, claim of lien or right of lien against Landlord or Landlord's interest in the Premises, provided by the statutes of the State of Missouri, upon the above described Premises or any portion thereof. Further, Contractor hereby acknowledges that Landlord has not contracted for or agreed to pay for the work or materials called for in the contract described above. Contractor agrees to look solely to Tenant or Tenant's interest in the Premises to satisfy any mechanic's lien, right, claim or causes of action which Contractor may have against Tenant arising out of the above referenced contract. Contractor shall obtain a similar waiver and acknowledgment from all subcontractors and suppliers.

                  EXECUTED this ___________day of ______________, 20___.

                                                  CONTRACTOR:

                                                 ----------------------------

                                                 By:
                                                    -------------------------

Subscribed and sworn to before me this         day of               , 20  .
                                       -------        --------------    --

My commission expires:
                      -----------------------------------------------------

                                                              Notary Public

                                        ---------------------

                                    EXHIBIT F
                                     FORM 2
                             PARTIAL WAIVER OF LIEN

                      (SUBCONTRACTOR OR MATERIAL SUPPLIER)

STATE OF MISSOURI )
                  )       SS.
CITY OF ST. LOUIS )

                  WHEREAS, ____________________ ("Contractors") has/have been employed by JACOBS ENGINEERING GROUP, INC. , as Tenant of the Premises described below, to perform construction as a general contractor upon the following described premises, to-wit:


("the Premises"), the specific terms and conditions of such employment being governed by that certain Agreement dated the _______ day of _______________, 20_, and

                  WHEREAS, under authority of the above mentioned Agreement, _______________ has/have employed _______________________ as a subcontractor material supplier, to perform labor, to furnish materials or to do both upon the Premises or some portion thereof, the specific terms and conditions of such employment being governed by that certain Agreement dated the ________ day of ________________, 20_, and

                  WHEREAS, EBS Building, L.L.C. ("Landlord") is Landlord of the Premises.

                  NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, subcontractor or material supplier does hereby waive any right it may have to file any and all mechanic's liens, claim of lien or rights of lien against Landlord or Landlord's interest in the Premises, provided by the statutes of the State of Missouri, upon the above described Premises or any portion thereof. Further, subcontractor or material supplier hereby acknowledges that Landlord has not contracted for or agreed to pay for the work or materials called for in the contract described above. Subcontractor or material supplier agrees to look solely to Tenant to satisfy any mechanic's lien, right, claim or cause of action which subcontractor or material supplier may have against Tenant arising out of the above referenced contract.

                  EXECUTED this ______ day of ____________, 20__.

                                                SUBCONTRACTOR OR
                                                MATERIAL SUPPLIER:

                                                ------------------------------

                                                By:
                                                   ---------------------------

                                    EXHIBIT G
                           LEASE ESTOPPEL CERTIFICATE


LEASE DATE:

LANDLORD:             EBS Building, L.L.C.

TENANT:               JACOBS ENGINEERING GROUP, INC.

PREMISES:             Suite _____, One Financial Plaza

AREA:                 161,892 Square Feet

MORTGAGEE/
PROSPECTIVE
PURCHASER:

                  The undersigned Tenant in the above Lease hereby certifies to Mortgagee and to Landlord as follows:

                  1. That the term of the Lease commenced on _________________, 20__, and that Tenant is in full and complete possession of the Premises demised under the Lease and has commenced full occupancy and use of the Premises, such possession having been delivered by Landlord and having been accepted by Tenant.

                  2. That the Lease calls for Monthly Base Rent Installments of $__________ to date, and in addition, Tenant is paying an adjustment to Annual Base Rent in the amount of $__________ per month which commenced to accrue on _____________________, 20__.

                  3. That no advance rental or other payment has been made in connection with the Lease except rental for the current month, and the Rent has been paid to and including ____________________, 20__.

                  4. That all of the obligations and conditions under the Lease to be performed to date by Landlord or Tenant have been satisfied, free of defenses and setoffs, including all construction work in the Premises; except as follows:

                  5. That the Lease is a valid lease and in full force and effect and represents the entire agreement between the parties, that there is no existing default on the part of Landlord or Tenant in any of the terms or conditions thereof, and no event has occurred which, with the passing of time or the giving of notice or both, would constitute an event of default, and that said Lease: (check one as appropriate)

         (_____) Has not been amended, modified, supplemented, extended, renewed or assigned.

         (_____) Has been amended, modified, supplemented, extended, renewed or assigned as follows by the following described agreements:

                  6. That the Lease provides for a term of __________ months and the term of the Lease expires on __________________, 20__.

                  7. There is no action, voluntary or involuntary, pending against Tenant under the bankruptcy laws of the United States or any state thereof.

                  8. That this Certificate is being made knowing that the Mortgagee and Landlord are relying upon the representations made herein.

                  9. This Certificate may be relied upon by the prospective purchaser's mortgage as if addressed thereto.

                  IN WITNESS WHEREOF, the undersigned Tenant has executed this Lease Estoppel Certificate as of the _____ day of ___________________, 20__.

TENANT:

JACOBS ENGINEERING GROUP, INC.

By:
   --------------------------------
   Name:
        ---------------------------
   Title:
         --------------------------

Date:
     ------------------------------

                                    EXHIBIT H
             ONE FINANCIAL PLAZA MEETING ROOMS RULES AND REGULATIONS


1. Meeting Rooms to be scheduled with the Property Manager on a first come, first serve basis.

2. Equipment in the Meeting Rooms is the property of the Landlord. Tenant shall operate the equipment while occupying a Meeting Room.

3. Meeting Room equipment shall not be removed without prior written consent of the Property Manager.

4. Tenant shall be responsible for setting up and returning the Meeting Rooms to the original configuration.

5.       Landlord shall maintain the Meeting Rooms and the equipment therein.

                                    EXHIBIT I
             SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

                  THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT made and entered into as of this _____ day of ___________, ______, by and between ______________________________________________________________________,
a ______________ corporation (hereinafter called "Lender"), and JACOBS ENGINEERING GROUP, INC., a _______ corporation (hereinafter called "Tenant"),

                  WITNESSETH:

                  WHEREAS, Lender is the owner and holder of a certain promissory Note dated ________________, 19__, in the face principal amount of ________________________ Dollars ($_________________), which is secured by a
Deed of Trust and Security Agreement of even date therewith recorded in Book _______, Page __, St. Louis City Records (the "Deed of Trust") encumbering
______________________________________________________ as described therein,

                  WHEREAS, Tenant has entered into a certain Lease dated _____________, 2001 with EBS Building, L.L.C., a Delaware limited liability company, demising certain premises therein described at 501 North Broadway, St. Louis, Missouri 63102 (together with any further extensions, renewals or modifications thereof, the "Lease"),

                  WHEREAS, Tenant has requested Lender to recognize Tenant's right to the Premises demised by the Lease in the event of foreclosure of the Deed of Trust,

                  NOW THEREFORE, for and in consideration of the premises and the mutual covenants hereof, the parties hereto stipulate, covenant, and agree as follows:

                  1. Lender agrees that so long as Tenant shall not be in default under the Lease beyond any applicable cure period, (a) Tenant's right of possession and enjoyment of the Premises demised by the Lease shall be and remain undisturbed and unaffected by any foreclosure or other proceedings involving the Deed of Trust and (b) Lender and any purchaser at a foreclosure sale involving the deed of trust shall recognize Tenant as Tenant under the Lease.

                  2. Tenant agrees to recognize Lender or any purchaser at a foreclosure sale involving the Deed of Trust as its Landlord under the Lease for that part of the Premises demised by the Lease without the necessity of any other or further attornment than in this paragraph contained (and this paragraph shall be considered an attornment). Tenant hereby waives any and all rights to terminate the Lease by reason of any foreclosure of the Deed of Trust, and if any court holds the Lease terminated by reason of a foreclosure of the Deed of Trust, this Agreement shall be deemed a new lease for the balance of the term of the Lease at the same rental therein provided, and upon the same terms and conditions as therein provided.

                  3. Neither Lender nor any purchaser at foreclosure shall, at any time after, be:

                           (a) liable for any act or omission of a prior
                  landlord, except that Lender, upon succeeding to Landlord's interest and while in privity of estate with Tenant, and only during such period, will remain obligated to cure any on-going defaults;

                           (b) subject to any offsets or defenses which Tenant
                  might have against any prior landlord arising after the time Lender ceased to be a partner in the entity which is Landlord under the Lease and is not Landlord under the Lease except such offsets and defenses as are expressly provided for in the Lease and arise out of

                  Landlord defaults of which Tenant notified Lender at the time of the alleged default;

                           (c) bound by any prepayment of rent or additional
                  rent which Tenant might have paid to any prior landlord more than thirty (30) days prior to the due date of such installment; or

                           (d) bound by any agreement or modification of the
                  Lease without the consent of Lender (which consent shall not be unreasonably withheld).

                  4. Subject to the provisions hereof, Tenant agrees that the Lease as it may hereafter be amended, renewed, modified, replaced, substituted or extended, from time to time, shall in all respects be, and is hereby expressly made, subject, subordinate and inferior at all times to the lien, right, title and terms of the Deed of Trust and to all of the terms, conditions and provisions thereof, and to all advances and/or payments made or to be made thereunder, as it may have been or may hereafter be amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread, refinanced, recast or extended, whether or not such Deed of Trust also covers other lands and/or buildings and/or leases. Furthermore, nothing contained in this Agreement shall in any way impair or affect the lien(s) created by the Deed of Trust.

                  5. This Subordination, Attornment and Non-Disturbance Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

                  6. This Subordination, Attornment and Non-Disturbance Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                  IN WITNESS WHEREOF, the undersigned have executed and delivered this instrument as of the day and year first above written.

                                             [LENDER]


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


                                             JACOBS ENGINEERING GROUP, INC.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

STATE OF                                )
         -----------------              )
                                        )   SS:
            OF                          )
-----------    --------------


                  On this day of _______ , ______, before me appeared _________, to me personally known, who, being by me duly sworn, did say that he is the __________________of ________________________________________________, a
corporation of the State of ____________, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation, by authority of its Board of Directors; and said acknowledged said instrument to be the free act and deed of said corporation.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the and State aforesaid, the day and year first above written.


                                                    Notary Public

My Commission Expires:

----------------------------


STATE OF                                )
         -----------------
                                        )   SS:
            OF                          )
-----------    --------------

                  On this day of __________ , ______, before me appeared ____________, to me personally known to be the person described in and who executed the foregoing instrument and who being by me duly sworn, did say that he is a _____________ of JACOBS ENGINEERING GROUP, INC., a corporation organized and existing under the laws of the State of _________; and said acknowledged said instrument to be his free act and deed and the free act and deed of said corporation.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the City and State aforesaid, the day and year first above written.


                                                        Notary Public

My Commission Expires:

----------------------------

                                    EXHIBIT J
                                     PARKING

                                 ADDENDUM NO. 1

                         ATTACHED TO AND MADE A PART OF

                          LEASE DATED FEBRUARY 22, 2001

                   BETWEEN EBS BUILDING, L.L.C., AS LANDLORD,

                       AND JACOBS ENGINEERING GROUP, INC.

                  23.32. TENANT AMENITIES. Tenant shall have the right, upon prior written notice to Landlord and subject to availability, upon the payment of an hourly rate of Fifteen and No/100 Dollars ($15.00), not to exceed One Hundred and No/100 Dollars ($100.00) per day to Landlord, to use the Building's meeting rooms located on the second floor of the Building and currently named the "Harvard" and "Founders" rooms, in common with other users designated by Landlord, as the same may be available from time to time, to be billed by Landlord on a monthly basis and payable by Tenant within thirty (30) days of receipt of Landlord's invoice. Landlord reserves the right to increase the foregoing hourly or per diem rate at any time and from time to time. The use of such rooms shall be subject to such reasonable rules and regulations as may be promulgated by Landlord at any time and from time to time (which Landlord shall use reasonable efforts to enforce in a non-discriminatory manner). Tenant shall provide written notice to Landlord and Landlord's Building manager not less than fifteen (15) nor more than forty-five (45) days prior to each day on which it proposes to use either or both of the "Harvard" and "Founders" rooms pursuant to the right and license set forth in this Section 23.32.

                  23.33. STORAGE AREA. Landlord hereby leases unto Tenant and Tenant hereby accepts from Landlord approximately 3,587 rentable square feet of storage space located on the Second Floor of the Building (Mezzanine Area), designated as Storage Space S-1A (the "Storage Area"), all as outlined on the floor plan attached hereto as Exhibit A. The Storage Area shall be made available to Tenant on or prior to the Lease Commencement Date. The annual rent for the Storage Area shall be Thirty Five Thousand Eight Hundred Seventy Dollars ($35,870.00) (based on an annual rental rate of Ten and No/100 Dollars ($10.00) per rentable square foot), payable in equal monthly installments of Two Thousand Nine Hundred Eighty Nine and 17/100 Dollars ($2,989.17) and shall be added to Tenant's Annual Base Rent obligations hereunder. The Storage Area shall be delivered to Tenant in its "as is" condition. Tenant agrees that the Storage Area may be used only for the storage (and not any use or operation) of furniture, office equipment, supplies and boxes and may not be used for storage of any dangerous or noxious materials or the operation of computer equipment. Tenant's use of the Storage Area shall be in full compliance with the applicable provisions of the Lease. The term of the lease of the Storage Area shall expire concurrent with the expiration of the Term of the Lease, unless otherwise earlier terminated by agreement of the parties.

                  Tenant shall have the on-going right of first refusal to lease an additional approximately 2,000 rentable square feet of storage space located on the mezzanine level of the First Floor of the Building (the "Additional Storage Area"), during the first and second lease years of the initial Term of this Lease. If Landlord during such period has a bona fide offer from


                                       1
                                 ADDENDUM NO.1
a third party to lease all or a portion of such mezzanine level such that less than 2,000 rentable square feet of space would thereafter be available to Tenant for leasing as storage space and Landlord is willing to accept such offer, Landlord shall so notify Tenant in writing. Landlord's notice shall include a floor plan depicting the location of the Additional Storage Area to be made available to Tenant in the event Tenant exercises its rights hereunder. Provided Tenant is not in default of any monetary obligations hereunder and is not in default of its non-monetary obligations beyond any applicable cure period as of the date of Landlord's notice hereunder, Tenant shall have five (5) business days from the date of Landlord's notice to advise Landlord that Tenant accepts the Additional Storage Area on the same terms (including rental rate) and conditions set forth above for the Storage Area, except that the term thereof shall be coterminous with this Lease. In the event Tenant fails to so notify Landlord within the time specified or in the event Tenant is in default of its monetary obligations hereunder or is in default of its non-monetary obligations beyond any applicable cure period under this Lease as of the date of Landlord's notice hereunder or at any time during such five (5) business day period thereafter, Landlord shall be permitted to lease the Additional Storage Area free from any rights of Tenant hereunder. In the event Tenant exercises its right of first refusal, the Lease shall be promptly amended in writing to add the Additional Storage Area to the Storage Area and to stipulate the adjustment to the annual rent payable in respect of the Storage Area as so expanded. In the event Tenant exercises its right to lease the Additional Storage Area by its exercise of its right of first refusal, the Additional Storage Area shall become part of the Storage Area, subject to the same terms (including rental rate) and conditions as are contained in this Lease. The Additional Storage Area will be delivered to Tenant in its "as is" condition and any improvements thereto will be subject to Landlord's consent and Tenant's obligations with respect to annual rent for the Additional Storage Area shall begin on the date Landlord delivers possession of the Additional Storage Area and the term shall end on the last day of the term of this Lease (as extended or early terminated pursuant to the terms hereof).

                  23.34. RENEWAL OPTION. Provided that this Lease is in full force and effect and Tenant is not in default of its monetary obligations hereunder and is not in default of its non-monetary obligations beyond any applicable cure period hereunder, Tenant shall have the option to extend the Term of this Lease on the same terms, conditions and provisions as contained in this Lease, except as otherwise expressly provided herein, for one (1) period of five (5) years (the "Extension Period"). If exercised in accordance herewith, the Extension Period shall commence on the first (1st) day after such scheduled Lease Expiration Date and the rental rate shall be at the then prevailing market base rent for comparable quality space in similar buildings in the downtown St. Louis business district, taking into account all rental terms such as free rent, moving allowances, allowances for tenant improvements, step rent structure, base years for operating expense and tax escalation, and lease commissions, if any (the "Prevailing Market").

                  The renewal option may only be exercised in accordance with the procedures set forth herein. As a prerequisite to Tenant's right so to extend the Term of this Lease, not less than nine (9) months prior to the Expiration Date, Tenant shall, by written notice to Landlord (the "Notice"), notify Landlord of Tenant's intent to exercise such renewal option and request that Landlord determine the Prevailing Market rate for the Premises as it would be during the Extension Period. Within thirty (30) days following Landlord's receipt of the Notice, Landlord will notify Tenant of such Prevailing Market rate as reasonably determined by Landlord. Absent

                                        2
                                 ADDENDUM NO.1
any notice of disagreement from Tenant with respect to such determination, delivered in accordance with the procedures set forth below, Landlord's determination shall be final and conclusive. In the event Tenant disagrees with Landlord's determination of the Prevailing Market rate, then Tenant shall notify Landlord within seven (7) days of Tenant's receipt of Landlord's determination of such disagreement, including in said notice Tenant's determination of the Prevailing Market rate. In the event Landlord does not agree with Tenant's determination, the parties shall have thirty (30) days after Landlord's receipt of Tenant's notice to reach an agreement as to the Prevailing Market rate. If Landlord and Tenant fail to reach an agreement as to such Prevailing Market rate within such thirty (30) day period, the Notice shall be deemed to be revoked and Tenant's right to exercise such option and all subsequent options shall cease and be void. Additionally, if the option to extend the Lease Term is not exercised in the aforesaid manner, the Lease Term and Tenant's rights hereunder and its rights to occupy and possess the Premises shall expire on the Expiration Date (i.e., the scheduled Lease Expiration Date).

                  23.35. EXPANSION OPTION. Provided that this Lease is in full force and effect and Tenant is not in default of its monetary obligations hereunder and is not in default of its non-monetary obligations hereunder beyond any applicable cure period, Tenant shall have the right, during the first ninety
(90) days of the Term of this Lease, to lease and occupy all or any portion of the First Floor, provided that the portion of the First Floor not leased and occupied by Tenant is configured and located so as to be leaseable to third parties in accordance with customary market terms reasonably acceptable to Landlord (the "Expansion Space"). The lease term for the Expansion Space shall expire coterminous with this Lease. Tenant may exercise this right only by giving Landlord written notice at any time during the first ninety (90) days of the Term of the Lease. Annual Base Rent for the Expansion Space shall be charged at the rate per rentable square foot then in effect for the Premises, which rate shall increase pursuant to the terms of Section 1.11 of the Lease. In addition, Tenant's Proportionate Share shall be adjusted to reflect the Expansion Space, with all other terms of the Lease to remain the same. Landlord shall provide Tenant with a Tenant Improvement Allowance for the Expansion Space in an amount equal to $20.00 per rentable square foot (constituting the "Expansion Tenant Improvement Allowance"). The improvements to be constructed in the Expansion Space shall be designed and constructed in accordance with the applicable procedures set forth in Exhibit C and Rent shall commence on a date determined by Landlord and Tenant, which date shall not be more than ninety (90) days after Landlord's receipt of written notice of Tenant's exercise of the option for the Expansion Space. Any costs incurred by Tenant in excess of the foregoing Expansion Tenant Improvement Allowance shall be the sole responsibility of Tenant.

                  23.36. RIGHT OF FIRST REFUSAL. Tenant shall have the on-going right of first refusal for all or a portion of the First Floor of the Building that becomes available for lease during the first and second lease years of the initial Term of this Lease (the "Offered Space"). If Landlord during such period has a bona fide offer from a third party to lease all or any portion of the Offered Space, and Landlord is willing to accept such offer, Landlord shall so notify Tenant in writing. Provided Tenant is not in default of its monetary obligations hereunder and is not in default of its non-monetary obligations beyond any applicable cure period hereunder as of the date of Landlord's notice hereunder, Tenant shall have five (5) business days from the date of Landlord's notice to advise Landlord that Tenant accepts the Offered Space on the same terms and conditions set forth in this Lease, except that the Tenant Improvement Allowance for the Offered Space shall be prorated based on the number of lease years then remaining in the initial Term, and agrees that the Offered Space shall become part of the Premises, except the term therefor shall be coterminous with this Lease. In the event Tenant fails to so notify Landlord within the time specified, or in the event Tenant is in default of its monetary obligations hereunder or is in default of its non-monetary obligations beyond any applicable cure period hereunder as of the date of Landlord's notice hereunder or at any time during such five (5) business day period thereafter, Landlord shall be permitted to lease the Offered Space free from any rights of Tenant hereunder. In the event Tenant exercises its right of first refusal, the Lease shall be promptly amended in writing to add the Offered Space to the Premises and to adjust the annual Base Rent and the Tenant's Proportionate Share and to provide for the Tenant Improvement Allowance for the


                                        3
                                 ADDENDUM NO.1

Offered Space (which amount shall be based on a maximum $20.00 per rentable square foot of the Offered Space, prorated for the number of lease years then remaining in the initial Term of the Lease). In the event Tenant exercises its right to lease the Offered Space by its exercise of its right of first refusal, the Offered Space shall become part of the Premises, subject to the same terms and conditions as are contained in this Lease, except as provided in this
Section 23.36. The Offered Space will be delivered to Tenant in its then "as is" condition and any improvements thereto shall be subject to Landlord's consent; provided Landlord's consent with respect to non-structural improvements shall not be unreasonably withheld or delayed. The commencement date for the payment of Rent with respect to such space shall be the date Landlord delivers possession of the Offered Space and the term shall end on the last day of the term of this Lease (as extended or early terminated pursuant to the terms hereof).

                  23.37. RIGHT OF FIRST OFFER - THE BUILDING. Provided that this Lease is in full force and effect and Tenant is not in default of its monetary obligations hereunder and is not in default of its non-monetary obligations beyond any applicable cure period hereunder, Tenant shall have the on-going right at any time during the initial Term (subject to the expansion and renewal rights of other tenants of the Building existing as of the date of this Lease and further subject to Landlord's right to negotiate renewals of the leases with said tenants), to lease all or any portion of the Building which becomes available for leasing. Prior to entering into substantive negotiations with a prospective tenant for all or any portion of any space becoming available for lease in the Building, Landlord shall so notify Tenant of the availability of such space, which notice shall specify the proposed location and size of such space (the "Available Space") and the proposed commencement date of the lease of the Available Space (the "Available Space Commencement Date"). Within ten (10) business days after Tenant's receipt of such notice, Tenant shall give irrevocable notice to Landlord as to whether or not it desires to lease all or part of the Available Space and, in the event Tenant desires to lease only a portion of the Available Space, such notice shall include a description of the part Tenant desires to lease; provided, however, that the portion of the Available Space which is not leased by Tenant upon the exercise of this option must be configured and located so as to be leaseable to third parties in accordance with customary market terms acceptable to Landlord and the cost of any necessary demising walls or other construction necessary to render that portion of the Available Space which is not leased by Tenant leaseable to third parties (other than tenant improvements) shall be paid by Tenant promptly upon receipt of Landlord's invoice therefor. If Tenant does not desire to lease all or any part of the Available Space or Tenant fails to deliver such notice to Landlord within such ten (10) business day period, Landlord shall have the right to lease


                                        4
                                 ADDENDUM NO.1
and thereafter to re-let all or any part of the Available Space to a third party or parties free and clear of any rights of Tenant in such space. If Tenant exercises its right to lease all or a portion of said Available Space, Landlord shall deliver the same in its then "as is" condition. If Landlord should lease the Available Space to a third party, Tenant shall have a right of first offer on such space if it shall subsequently become available for leasing during the Term, which right shall be subject to renewals or extensions of the then current lease of such Available Space.

                  In the event Tenant timely exercises its right to lease the Available Space, then commencing upon the Available Space Commencement Date, such space shall become part of the Premises, subject to the same terms and conditions as are contained in the Lease, except that (i) Tenant's Proportionate Share shall be adjusted to reflect the addition of said Available Space, (ii) the Annual Base Rent for the Available Space shall be the then Prevailing Market rate as determined by Landlord (subject, in the event Tenant disagrees with such determination, to determination in accordance with the procedures set forth in
Section 23.34 of the Lease) and (iii) the term shall commence on the Available Space Commencement Date and end on the last day of the Term of the Lease; provided, that if at the time Tenant exercises its rights under this subparagraph less than three (3) years remain under the initial Term and said Available Space consists of 10,000 or more rentable square feet, the Term for the Premises and the Available Space shall be adjusted to be eight (8) years (or such longer term as Landlord and Tenant may agree), and provided further, that if Tenant exercises its rights under this Section 23.37 during the first (1st) through the eighth (8th) lease years of the initial Term, Tenant shall also be entitled to a Tenant Improvement Allowance of $15.00 per rentable square foot (the "Available Space Tenant Improvement Allowance"). The improvements to be constructed in the Available Space shall be designed and constructed in accordance with the applicable procedures set forth in Exhibit C. Any costs incurred by Tenant in excess of the foregoing Available Space Tenant Improvement Allowance shall be the sole responsibility of Tenant. Landlord and Tenant shall execute an amendment to Lease, which shall have been prepared by Landlord and shall be in form and substance reasonably satisfactory to Landlord and Tenant, confirming the adjustments to the Premises, Tenant's Proportionate Share, and the Rent in connection with Tenant's exercise of its right of first offer hereunder.

                  23.38. PARKING FINANCING CONTINGENCY. This Lease and the obligations of Landlord and Tenant hereunder are expressly contingent upon St. Louis Parking's receipt of a commitment for a loan on terms no less favorable to St. Louis Parking than those set forth below for the construction of a new parking garage to be constructed by St. Louis Parking at the intersection of Lucas and Broadway.

                Loan Amount:                     $8,000,000.00

                Interest Rate:                   7.5% per annum

                Amortization                     25 years


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                                 ADDENDUM NO.1

This contingency shall be automatically satisfied without any further action by Landlord or Tenant hereunder upon St. Louis Parking's receipt of a financing commitment containing the foregoing minimum terms. In the event St. Louis Parking shall not have received such commitment on or prior to February 28, 2001, Tenant may effect the termination of this Lease only by delivery of a written notice of termination to Landlord on or prior to 12:00 noon St. Louis time, on March 1, 2001. In the event Tenant fails to deliver such notice of termination, this contingency shall be deemed to be satisfied.


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                                 ADDENDUM NO.1